Exhibit 10.1

Execution Version

SHARE PURCHASE AGREEMENT

by and among

EACH OF THE SELLERS NAMED ON SCHEDULE I HERETO,

as Sellers,

and

id global solutions corporation,

as Buyer,

Dated as of March 6, 2015

i

ii

Schedules

Schedule I	Sellers
Schedule 2.1	Shares to be Sold
Schedule 2.3(a)	Allocation of Shares
Schedule 2.3(b)	Clawback Liabilities
Schedule 2.7(a)(vi)	Written Resignations of Directors and Legal Representative(s)
Schedule 4.5(a)	Financial Statements
Schedule 4.6	Permitted Liabilities
Schedule 4.7	Tax Matters
Schedule 4.7(a)	Tax Returns
Schedule 4.7(b)	Tax Returns which remain open
Schedule 4.7(c)	Tax Withholdings
Schedule 4.7(h)	Payment of Taxes
Schedule 4.9	Company Leases
Schedule 4.10(a)	Material Contracts
Schedule 4.11(a)	Intellectual Property
Schedule 4.12	Actions
Schedule 4.13	Customers
Schedule 4.16	Absence of Certain Developments
Schedule 4.18(a)	Labor Matters
Schedule 4.18(e)	Compliance with Labor Matters
Schedule 4.19	Insurance

Exhibits

Exhibit A	Form of Closing Certificate of Buyer
Exhibit B	Form of Closing Certificate of Sellers’ Representatives
Exhibit C	Bylaws
Exhibit D	Cancelled Liabilities

iii

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT, dated as of March 6, 2015 (this “Agreement”), is made by and among each of the parties identified as a “Seller” on Schedule I attached hereto (such parties identified on Schedule I attached hereto being hereinafter referred to individually as a “Seller” and collectively as the “Sellers”) and ID Global Solutions Corporation, a Delaware corporation (together with one or more of its designees, “Buyer”).

WITNESSETH:

WHEREAS, Sellers own one hundred percent (100%) of the issued and outstanding shares (the “Shares”) of MULTIPAY S.A., a company duly organized and validly existing under the laws of the Republic of Colombia (the “Company”);

WHEREAS, Sellers desire to sell, and Buyer desires to purchase one hundred percent (100%) of the issued and outstanding Shares of the Company;

WHEREAS, upon the terms and subject to the conditions set forth herein, Buyer desires to issue 7.600.000 shares on ID Global Solutions Corporation (the “IDGSC Shares”) to the Sellers, in consideration for the Shares, which such issuance of the IDGSC Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to an exemption provided by Section 4(2) thereunder; and

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereby agree as follows:

ARTICLE I.

INTERPRETATION AND DEFINITIONS

Section 1.1           Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Action” means any action, cause of action, claim, demand, complaint, investigation, petition, suit, litigation, examination, audit, class action, tutela, arbitration or other proceeding, whether civil, administrative or criminal, at law, in each case, by or before any Governmental Entity or arbitrator or arbitration panel.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to any Person, any direct or indirect subsidiary of such Person, and any other Person that directly, or through one or more intermediaries, Controls or is Controlled by or is under common Control with such first Person.

“Agreement” has the meaning set forth in the Preamble.

“Arbitral Tribunal” has the meaning set forth in Section 10.3(a).

“Arbitration Request” has the meaning set forth in Section 10.3(b).

“Assets” has the meaning set forth in Section 4.8(a).

1

“Bylaws” means the Bylaws of the Company and of the Subsidiary in the form attached as Exhibit C

“Books and Records” means all books of account, ledgers, general, financial, legal, regulatory, Tax, accounting, personnel and employment records, files, customers’ and suppliers’ lists, sales and promotional literature, correspondence, manuals, data, papers and other information, whether in hard copy or computer or other format, pertaining to the Company and its Subsidiary or the Business.

“Business” means the engagement in payment gateway and mobile wallet applications and services.

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks in Bogotá, Colombia, are required or authorized by Law to close.

“Buyer” has the meaning set forth in the Preamble.

“Cancelled Liabilities” means the liabilities identified in Exhibit D which shall be paid by the Company before the Closing Date.

“Cap” has the meaning set forth in Section 8.2(c)(ii).

“Clawback Liabilities” has the meaning set forth in Section 2.3(b).

“Clawback End Date” has the meaning set forth in Section 6.5.

“Claimant” has the meaning set forth in Section 10.3(b).

“Closing” has the meaning set forth in Section 2.5.

“Closing Date” has the meaning set forth in Section 2.5.

“Closing Payment” has the meaning set forth in Section 2.3(a).

“Company” has the meaning set forth in the Recitals.

“Company Intellectual Property” has the meaning set forth in Section 4.11(a).

“Company Leases” has the meaning set forth in Section 4.9.

“Company Software” means all Software that is used in the Business and is licensed to the Company pursuant to a written license agreement.

“Contaminants” has the meaning set forth in Section 4.11(c).

“Contract” means any contract, agreement, instrument, undertaking, indenture, commitment, loan, license, sublicense, lease, sublease, settlement, consent, note, bond, mortgage or other obligation or arrangement (whether written or oral).

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

2

“Encumbrance” means any mortgage, pledge, deed of trust, hypothecation, security interest, option, claim, lien, charge, easement or other encumbrance of any kind.

“End Date” has the meaning set forth in Section 2.5 hereof.

“Environmental Law” means any Law relating to pollution or protection of the environment, natural resources or human health and safety.

“Financial Statements” means (a) the audited financial statements, as defined under applicable Law, of the Company as of December 31 of the years 2012 and 2013 (including the related notes and schedules thereto and all auditors’ reports thereon) and (b) the unaudited financial statements for the year 2014.

“GAAP” means the body of generally accepted accounting principles pursuant to which the Company is required under applicable Law to report its financial results.

“Governmental Entity” means any national, departmental, provincial, municipal, local or other government, taxing authority, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction over the Parties hereto or the Company or the Subsidiary.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Substances” means all materials, wastes or substances defined by, or regulated under, any Environmental Law as a hazardous waste, hazardous material, hazardous substance, extremely hazardous waste, restricted hazardous waste, contaminant, pollutant, toxic waste, or toxic substance, including petroleum and petroleum products, asbestos, lead, toxic mold, radioactive materials and polychlorinated biphenyls.

“ICC Court” has the meaning set forth in Section 10.3(a).

“ICC Rules” has the meaning set forth in Section 10.3(a).

“IDGSC Shares” has the meaning set forth in the Recitals.

“Initial IDGSC Shares” means IDGSC Shares minus the Retained IDGSC Shares.

“Indemnified Party” has the meaning set forth in Section 8.2(a).

“Indemnifying Party” has the meaning set forth in Section 8.2(a).

“Intellectual Property” means all (i) domestic and foreign trademarks, service marks, logos, corporate names, trade names or trade dress, (ii) registrations and pending applications for any of the foregoing, (iii) patents, copyrights, domain names, and pending applications therefor and (iv) data, software, trade secrets, designs, technology, know-how, methods and other proprietary rights, whether or not registered.

“Law” means any law, decree, treaty, statute, code, ordinance, rule, regulation, resolution or other requirement enacted, promulgated, issued or entered by any competent Governmental Entity.

3

“Leased Real Property” has the meaning set forth in Section 4.9.

“Liability” means any debt, liability or obligation, whether asserted or unasserted, determined or determinable, absolute or contingent, accrued or unaccrued and whether due or to become due.

“Losses” has the meaning set forth in Section 8.1(a).

“Material Adverse Effect” means any change, effect, event or circumstance, that is or could reasonably be expected to (a) materially adverse to the Business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company; provided that, none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: any adverse change, effect, event or circumstance attributable to (i) the announcement or pendency of the transactions contemplated by this Agreement; (ii) conditions affecting the industry or markets in which the Company participates or the Colombian economy or capital markets generally; (iii) any change in GAAP or other accounting requirements or principles or any change in applicable Laws or the interpretation thereof; (iv) any hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, acts of war, sabotage, terrorism or military actions, and (v) changes in Law (or interpretation thereof.

“Material Contracts” has the meaning set forth in Section 4.10(a).

“OFAC” has the meaning set forth in Section 4.22.

“Ordinary Course of Business” means the ordinary course of business of the Company consistent with past practice.

“Organizational Documents” means, with respect to any Person, its articles of incorporation or organization, by-laws or other organizational documents.

“Permitted Liabilities” means the Company liabilities set forth in Schedule 4.6.

“Person” means any individual, partnership, association, trust, limited liability company, corporation or other organization or entity, or any Governmental Entity.

“Privacy Laws and Policies” has the meaning set forth in Section 4.11(d).

“Purchase Price” has the meaning set forth in Section 2.2.

“Respondent” has the meaning set forth in Section 10.3(b).

“Retained Amount” shall mean the total amount of ONE THOUSAND EIGHTEEN MILLION ONE HUNDRED AND SIXTY THOUSAND THREE HUNDRED AND THIRTY FOUR PESOS (COP$1.018.160.334) represented in Retained IDGSC Shares.

“Retained Amount Payment” has the meaning set forth in Section 2.3(b).

“Retained IDGSC Shares” means the number of IDGSC Shares that Buyer shall retain until the Sellers pay the Clawback Liabilities, for a total amount of SIX HUNDRED THOUSAND (600.000).

“Securities Act” shall mean Securities Act of 1933, as amended from time to time.

“Sellers” has the meaning set forth in the Preamble.

4

“Sellers Disclosure Schedule” means the disclosure schedule delivered to Buyer, dated the same date as this Agreement and attached hereto.

“Sellers’ Knowledge” means the actual knowledge, after due inquiry, of each Seller.

“SDN List” has the meaning set forth in Section 4.22.

“Shares” has the meaning set forth in the Recitals.

“Software” means any and all (i) computer programs, including any and all software, whether in source code, object code or other form, (ii) descriptions, flow-charts and other work product used to design, plan, organize or develop any of the foregoing, (iii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise and (iv) documentation and other materials related to any of the foregoing, including user manuals and training materials.

“Subsidiary” means, with respect to any Person, any Person of which (a) a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Person, or (b) such Person or any other Subsidiary of such Person is a general partner.

“Systems” has the meaning set forth in Section 4.11(c).

“Tax” means all taxes, assessments, charges, duties, fees, levies or other governmental charges including all national, state, local, foreign and other income, profits, gross receipts, capital gains, capital stock, transfer, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, levies, estimated taxes, deficiency assessments, additions to tax, penalties and interest in connection therewith or other governmental charges of any kind whatsoever imposed by any Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return).

“Tax Return” means any and all returns, statements, notices, reports, claims for return and forms (including elections, declarations, amendments, schedules, information returns) required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto.

“Third Party Claim” has the meaning set forth in Section 8.2(a).

Section 1.2           Interpretation. Interpretation of this Agreement shall be governed by the following rules of construction: (a) all references herein to Articles, Sections, and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require, (b) whenever the words “include”, “includes” and “including” are not followed by the phrase “without limitation”, such phrase shall be deemed to follow those words unless otherwise specified, (c) the definitions given for terms in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined, (d) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (e) the word “or” shall not be exclusive, (f) references to “COP $” shall mean Colombian Pesos, (g) references to a “day” or “days” shall mean a calendar day or days unless Business Days are expressly specified, (h) the words “herein”, “hereof”, “hereunder” or “hereby” and similar terms are deemed to refer to this Agreement as a whole and not to any specific Section of this Agreement, (i) the headings are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (j) if a word or phrase is defined, the other grammatical forms of such word or phrase shall have a corresponding meaning, (k) references to any statute, listing rule, rule, standard, regulation or other law include a reference to (i) the corresponding rules and regulations, and (ii) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time, and (l) references from and through any date shall mean, unless otherwise specified, from and including or through and including, respectively.

5

ARTICLE II.

PURCHASE AND SALE OF SHARES

Section 2.1           Purchase and Sale of Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall sell, transfer, and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase, acquire and accept from such Seller, the number of Shares set forth opposite to such Seller’s name on Schedule 2.1 under the column titled “Shares Sold to Buyer”.

Section 2.2           Purchase Price. The aggregate purchase price for the Shares to be purchased hereunder by Buyer shall be an amount equal to USD$ ONE MILLION SEVEN HUNDRED FORTY EIGHT THOUSAND US DOLLARS (USD$ 1.748.000,00) (the “Purchase Price”).

Section 2.3           Payment of the Purchase Price. Buyer shall pay the Purchase Price as follows:

(a)          Within ten days (10) after the Closing Date, Buyer shall pay the Sellers the Purchase Price minus the Retained Amount (the “Closing Payment”). The Closing Payment shall be paid by delivering the Initial IDGSC Shares to the Sellers, which shall be allocated to each Seller on a pro rata basis and as set forth on Schedule 2.3(a).

(b)          The Retained Amount shall be paid by Buyer to each Seller within 5 Business days after the liabilities specified in Schedule 2.3(b) (the “Clawback Liabilities”) have been paid by Sellers in accordance with the terms set forth herein (the “Retained Amount Payment”). The Retained Amount Payment shall be paid by delivering the Retained IDGSC Shares to the Sellers, which shall be allocated to each Shareholder on a pro rata basis and as set forth on Schedule 2.3(a).

Section 2.4           Adherence with Applicable Securities Laws. Each of the Sellers agrees that he, she or it is acquiring the IDGSC Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the IDGSC Shares issued to him (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”) directly or indirectly unless:

(a)          the sale is to the Buyer;

(b)          the sale is made pursuant to the exemption from registration under the Securities Act, provided by Rule 144 thereunder; or

(c)          the IDGSC Shares are sold in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Buyer an opinion of counsel to that effect or such other written opinion as may be reasonably required by Buyer. The Sellers acknowledge that the certificates representing the IDGSC Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED

6

UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT

BE SOLD, OFFERED FOR SALE, PLEDGED,

HYPOTHECATED OR OTHERWISE TRANSFERRED IN

THE ABSENCE OF A REGISTRATION STATEMENT WITH

RESPECT TO THE SECURITIES UNDER SUCH ACT AND

THE OPINION OF COUNSEL REASONABLY

SATISFACTORY TO THE COMPANY THAT SUCH

REGISTRATION IS NOT REQUIRED OR UNLESS SOLD

PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.

Section 2.5           Closing Date. Subject to the terms and conditions set forth in this Agreement, the Closing of the sale and purchase of the Purchased Shares shall take place at 3:00 p.m. (Colombian time) at the offices of Gómez-Pinzón Zuleta Abogados, Calle 67 # 7-35, Bogotá D.C., Colombia (or at such other place as the Sellers and Buyer may designate in writing), on the third (3rd) Business Day after the last of the conditions set forth in Article VII have been satisfied or, to the extent permitted, waived by the party entitled to the benefit therewith, or such other date as may be agreed by the Sellers and Buyer in writing (the “Closing Date”) and in no event later than April 6, 2015 (the “End Date”).

All actions to take place at the Closing and all documents to be executed and delivered by all Parties at the Closing shall be deemed to have been executed and delivered simultaneously and no such actions shall be deemed to have taken place nor any such documents deemed executed or delivered until all have been taken, executed and delivered.

Section 2.6           Issuance of Share Certificates; Registration in the Stock Ledger. Sellers shall cause the Company to, on the Closing Date, (a) issue, execute and deliver to Buyer one or more share certificates representing the number of Shares purchased by Buyer from Sellers hereunder; (b) cancel the share certificates representing the Shares sold by Sellers hereunder; (c) issue to Sellers, in exchange for the cancellation of Sellers’ existing share certificates, one or more new share certificates representing the number of Shares to be owned by Sellers after giving effect to the sale of the Shares by Sellers to Buyer hereunder; and (d) register in the Company’s stock ledger (libro de registro de acciones) the sale and transfer of the Shares and the issuance of new share certificates in the name of Buyer or one or more of its designees, as set forth hereunder.

Section 2.7           Transactions on the Closing Date.

(a)          Actions of the Sellers. On the Closing Date:

(i)          Sellers shall deliver a Certificate of existence and representation (certificado de existencia y representación) of the Company issued by the Bogotá Chamber of Commerce not later than five (5) days prior to Closing;

(ii)         Sellers shall deliver a copy of the entry in the stock ledger (libro de registro de acciones) of the Company, certified by the Company, reflecting the transfer of the Shares from Sellers to Buyer free and clear of any Encumbrance and the issuance of new share certificates in the name of Buyer or one or more of its designees;

(iii)        Sellers shall deliver one or more original share certificates, duly issued and executed by a duly authorized representative of the Company, representing the number of Shares purchased by Buyer, together with any other documents that are necessary to grant to Buyer good and marketable title to the Shares, free and clear of all Encumbrances;

7

(iv)        Sellers shall deliver a copy of the documents evidencing all corporate authorizations or other consents and approvals required in order to evidence compliance or waiver of the rights of first refusal (derecho de preferencia) set forth in the Bylaws of the Company and any other agreement among the shareholders of the Company with respect to the sale of Shares contemplated hereby;

(v)         Certificate signed by the Sellers, dated as of the Closing Date, certifying that the representations and warranties set forth in Article III and Article IV in regards to the Sellers and the Company are true and accurate in all material respects as to the Closing Date;

(vi)        Sellers shall deliver a copy of the written resignations of the directors and the legal representative(s) of the Company identified on Schedule 2.7(a)(vi);

(vii)       Sellers shall deliver evidence of payment of the Cancelled Liabilities;

(viii)      Sellers shall deliver evidence of cancelation of any pledge over the Shares;

(ix)         Sellers shall deliver evidence of the registry of: (i) Public Deed No 2412 dated December 27, 2013, and; (i) registry of Public Deed No 2413 dated December 27, 2013 before the Bogota Chamber of Commerce;

(x)          Sellers shall deliver evidence of the amendment and ratification of minute number 25 of the Company’s Extraordinary Shareholders Meeting dated December 23 2013 and pursuant to which fifteen thousand (15.000) Company shares where subscribed by Luis Alvaro Cuestas Rincon and Alvaro Mauricio Cuestas Rojas;

(xi)         Sellers shall deliver all books and records of the Company and the Subsidiary; and

(xii)        Delivery of all and any other documents reasonably required to be delivered at Closing pursuant to the terms of this Agreement.

(b)          Buyer’s Deliveries. On the Closing Date:

(i)          Buyer shall deliver to each Seller the Initial IDGSC Shares;

(ii)         Certificate signed by the Buyer, dated as of the Closing Date, certifying that the representations and warranties set forth in Article V in regards to the Buyer are true and accurate in all material respects as to the Closing Date;

(iii)        Certificate of good standing of Buyer, dated not later than five (5) days prior to Closing;

8

(iv)        Copy of the certificate of the Financial Industry Regulatory Authority (FINRA); and

(v)         Delivery of all and any other documents reasonably required to be delivered at Closing pursuant to the terms of this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLERS

Except as set forth in the Sellers’ Disclosure Schedule, Sellers hereby represent and warrant to the Buyer, with respect to itself as of the date hereof and as of the Closing Date (except for such representations and warranties as are expressly made exclusively as of the date hereof or as of another date) as follows:

Section 3.1           Capacity and Authority. To the extent that such Seller is a legal entity, such Seller is duly formed and validly existing under the Laws of its jurisdiction of formation and has all requisite power and authority to carry on its business as now conducted and proposed to be conducted. Such Seller has all requisite power and authority or legal capacity (as applicable) to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. To the extent that such Seller is an individual, such Seller is of legal age and has the legal capacity to execute this Agreement. The execution, delivery and performance by each Seller of this Agreement and the consummation by each Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action on the part of each Seller and no other corporate or other proceedings or actions on the part of each Seller are necessary to authorize the execution, delivery and performance by each Seller of this Agreement to which it is a party or to consummate the transactions contemplated hereby.

Section 3.2           No Conflicts. The execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated hereby do not conflict with, result in any violation or default (with or without notice or lapse of time or both) under, give rise to a right of termination or acceleration under, require a consent or waiver under, require the payment of a penalty or increased liabilities or fees or the loss of a benefit under, or result in the imposition of any Encumbrance under (a) the Organizational Documents of such Seller (in the case of a Seller that is not a natural person), (b) any Contract or material permit of such Seller or (c) any order applicable to such Seller or by which any of the properties or assets of such Seller are bound.

Section 3.3           Title. Such Seller is the record and beneficial owner of all of the Shares to be sold to Buyer by such Seller hereunder. Such Seller (a) has full power, right and authority, and has obtained all approvals required by Law or otherwise, to sell, transfer, and deliver the Shares to Buyer, free and clear of all Encumbrances, and (b) has good, valid and marketable title to the Shares, free and clear of all Encumbrances as of the Closing Date. At Closing, such Seller shall transfer to Buyer good, valid and marketable title to the Shares to be sold to Buyer by such Seller hereunder, free and clear of all Encumbrances.

Section 3.4           Actions. There is no Action pending or threatened in writing or, to such Seller’s Knowledge, orally threatened against such Seller that challenges the validity or enforceability of this Agreement, seeks to enjoin or prohibit consummation of the transactions contemplated hereby or thereby, or otherwise arises out of or relates to any of the transactions contemplated hereby or thereby. Such Seller is not subject to any order or any consent decree, stipulation or other agreement with any Governmental Entity relating to the enjoinment or prohibition of consummation of the transactions contemplated by this Agreement.

9

Section 3.5           Securities Act of 1933. Such Seller is an accredited investor as such term is defined under the Securities Act of 1933, as amended, and her, she or it understands the meaning of the term “accredited investor”. Such Seller understands that the offer and sale of the IDGSC Shares is being made only by means of this Agreement and understands that the Buyer has not authorized the use of, and such Seller confirms that he, she or it is not relying upon, any other information, written or oral, other than material contained in this Agreement. Such Seller further represents that he, she or it has such knowledge and experience in financial and business matters as to enable such Seller to understand the nature and extent of the risks involved in purchasing the IDGSC Shares. Such Seller is fully aware that such investments can and sometimes do result in the loss of the entire investment. Such Seller has engaged his or her own counsel and accountants to the extent that the Seller deems it necessary.

Section 3.6           Disclosure. To the Seller’s Knowledge, this Agreement and the documents furnished by or on behalf of the Company or Sellers to Buyer during due diligence or pursuant to this Agreement, taken as a whole, do not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY AND THE
SUBSIDIARY

Except as set forth in the Sellers’ Disclosure Schedule, the Sellers, jointly and severally, hereby represent and warrant to the Buyer as of the date hereof and as of the Closing Date (except for such representations and warranties as are expressly made exclusively as of the date hereof or as of another date) with respect to the Company and its Subsidiary, as follows:

Section 4.1           Organization. The Company and the Subsidiary are duly organized and validly existing under the Laws of the jurisdiction of their organization, duly authorized to conduct their business in Colombia under applicable Law, and have all requisite power and authority to own, lease and operate their properties and to carry on their business as now conducted. Sellers have made available to Buyer prior to the date hereof true and complete copies of the Organizational Documents of the Company and the Subsidiary, as amended through and in effect on the date hereof and as of the Closing Date (as applicable). The Organizational Documents of the Company and of the Subsidiary are in full force and effect and the Company and the Subsidiary are not in violation thereof. The Sellers have made available to Buyer all shareholders’ meeting minutes books, board of directors’ (and committees thereof) minutes books, stock registries and all other corporate books and records of the Company and the Subsidiary, which are true and complete in all material respects.

Section 4.2           Authorization. The Company and the Subsidiary have all requisite power and authority to take all actions required under the Bylaws to authorize the sale by Sellers of the Shares to be sold to Buyer hereunder or otherwise required in connection herewith (including, without limitation, compliance with the rights of first refusal (derecho de preferencia) and other transfer provisions contained therein) have been duly and validly taken prior to the Closing Date.

10

Section 4.3           No Conflicts. Neither (a) the execution, delivery and performance by the Sellers and the consummation of the transactions contemplated hereby, nor (b) the consummation of the transactions contemplated by this Agreement (including, without limitation, the sale of the Shares to Buyer hereunder) conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination or acceleration under, require a consent or waiver under, require the payment of a penalty or increased liabilities or fees or the loss of a benefit under, or result in the imposition of any Encumbrance under, any provision of (i) any applicable Law to which the Company or the Subsidiary are subject, (ii) the Organizational Documents of the Company and the Subsidiary, (iii) any Material Contract or material permit to which the Company or the Subsidiary is a party, or (iv) any order applicable to the Company or the Subsidiary or by which any of the properties or assets of the Company or of the Subsidiary are bound.

Section 4.4           Capitalization.

(a)          All issued and outstanding shares of capital stock of the Company and all of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and have not been issued in violation of any preemptive rights, rights of first refusal or similar rights. The Company and the Subsidiary have no other capital stock or equity securities authorized, issued or outstanding, and, except as provided for in this Agreement, there are no agreements, options, subscriptions, convertible securities, warrants or other rights or arrangements existing or outstanding that provide for the delivery, sale or issuance of any shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or the Subsidiary or obligating the Company or the Subsidiary to issue, grant, extend or enter into any such right or arrangement. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own directly 100% of the issued and outstanding shares of the Company and indirectly 100% of the issued and outstanding shares of the Subsidiary.

(b)          The Company is not engaged in, directly or indirectly, any activity other than the Business. Except for any investments made by the Company in the Ordinary Course of Business, the Company does not, directly or indirectly, (A) own, of record or beneficially, any debt or equity securities or other debt or equity interests in any Person, (B) Control any Person other than the Subsidary, or (C) have any other subsidiaries different from the Subsidiary.

(c)          Other than the Permitted Liabilities and the Clawback Liabilities at Closing the Company will not have any indebtedness other than the Permitted Liabilities and the Clawback Liabilities.

(d)          There are no Contracts between or among the Company and any equity holder of the Company, or between or among any equity holders of the Company, that pertain to the voting of any equity securities of the Company, the rights of any holder of equity securities, the manner in which the Company is to or operate or conduct the Business or otherwise.

Section 4.5           Financial Statements.

(a)          Sellers have made available to Buyer prior to the date hereof true and complete copies of the Financial Statements, which are attached to Schedule 4.5(a).

(b)          Each of the Financial Statements (i) has been prepared in conformity with GAAP consistently applied for and throughout the respective periods indicated therein, (ii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as of the respective dates thereof for the respective periods indicated therein and (iii) are consistent, in all material respects, with the Books and Records of the Company.

11

Section 4.6           Undisclosed Liabilities. At Closing, the Company does not have any other liabilities or obligations (whether absolute, fixed, contingent or otherwise) other than the Permitted Liabilities and the Clawback Liabilities.

Section 4.7           Tax Matters.

(a)          Except as set forth in Schedule 4.7(a), all Tax Returns of the Company and all Tax Returns of the Subsidiary that are required to be filed have been duly and timely filed (taking into account any extensions) in the manner prescribed by applicable Law, and all information provided in such Tax Returns are true, complete and accurate in all material respects; true and complete copies of all Tax Returns filed by the Company for taxable years since 2009 have been made available to Buyer and Tax Returns filed by the Subsidiary for taxable years 2013 and 2014 have been made available to Buyer;

(b)          there is no Tax examination, audit, investigation or other proceeding pending against the Company and the Subsidiary or, to the Sellers’ Knowledge, threatened against the Company or the Subsidiary, for the assessment or the proposed assessment or for the collection of any Taxes, and the Company or the Subsidiary have not received any notice in respect thereof;

(c)          the Company has withheld from all employees customers and any other third parties and timely paid to the appropriate authority or properly set aside in accounts for such purpose proper and accurate amounts for all periods through the date hereof in compliance with all Tax and social security withholding provisions of all applicable Laws in all material respects and have complied with all material reporting requirements (including maintenance of required records with respect thereto); there are no agreements; no material claim has ever been made by any Governmental Entity in any jurisdiction where the Company files Tax Returns or is required to file Tax Returns or that it is or may be subject to taxation by that jurisdiction;

(d)          the Company and the Subsidiary have not participated in any transaction with the principal purpose of which is Tax avoidance or which is treated under applicable Tax Law as abusive of such Tax Law and, to the Sellers’ Knowledge, the Company and the Subsidiary have not breached article 869 of the Colombian Tax Code (Estatuto Tributario), related to any tax abuse;

(e)          the Company and the Subsidiary have not agreed and are not otherwise required to make any change in accounting methods, unless required under the applicable Law or by a Governmental Entity.

(f)          the Company and the Subsidiary do not, or during the preceding five years have not had, a permanent establishment or other place of business in any jurisdiction outside Colombia which would render it liable for income Taxes in such jurisdiction;

(g)          with respect to the Company and the Subsidiary, there are no (i) Tax exemptions currently in force or (ii) changes in accounting methods that occurred on or after December 31, 2014 and that are expected to result in material adjustments after such date to the calculation of the Tax Liability of the Company or the Subsidiary under applicable Law.

12

(h)                     except as set forth in Schedule 4.7(h), all Taxes required to be paid or that will be required to be paid by the Company or the Subsidiary have been paid;

Section 4.8           Assets.

(a)          The Company owns and has good and valid title to or otherwise possesses or has the right to use pursuant to a valid and enforceable lease, license or similar contractual arrangement all of the tangible and intangible assets, properties and rights necessary and sufficient for the Company to conduct its Business without interruption as currently conducted (collectively, the “Assets”). All Assets are in a state of good and working maintenance and repair in all material respects, ordinary wear and tear excepted.

(b)          None of Sellers, officers, directors, employees, consultants or equity holders has, directly or indirectly, in whole or in part, any interest in any of the Assets.

(c)          To the Sellers’ Knowledge, neither the Company nor any of the Assets have been subject to confiscation, nationalization, expropriation or similar order by any Governmental Entity.

Section 4.9           Leased Property. Schedule 4.9 contains a true and complete list, as of the date hereof, of each lease (arrendamiento), sublease (subarriendo), license or other similar agreement (collectively, the “Company Leases”) under which the Company is the lessee, sublessee or licensee of any real property (all such property, the “Leased Real Property”) and the address, landlord, tenant rent, term and amount of money deposited, in each case, if any, for each such Company Lease. The Company holds a valid leasehold interest in the Leased Real Property, free and clear of all Encumbrances. The Company Leases have not been amended, modified, supplemented, assigned or transferred and the Company has not exercised or given notice of exercise of, nor has any lessor, sublessor, landlord or sublandlord exercised or given notice of exercise of, any option, right of first offer or right of first refusal contained in any of the Company Leases. The Company is not in material breach or material default under any of the Company Leases, and, except pursuant to the terms of each Company Lease, no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under such Company Lease. The transactions contemplated hereby do not require the consent of any other party to any of the Company Leases and will not result in a breach of or default under any of the Company Leases.

Section 4.10         Material Contracts.

(a)          Schedule 4.10(a) contains a list of each and every Contract which is material to the Business condition (financial or other), properties or the operation of the Company, entered into by the Company in force as of the date hereof ( the “Material Contracts”), including without limitation all Contracts:

(i)          any license agreement pursuant to which the Company (A) has acquired the right to use any material Company Intellectual Property or (B) has granted to any third party any material license to use any material Company Intellectual Property;

(ii)         any Contract with any bank or financial institution related to the operation of the backchannel switch of the corresponding entity;

(iii)        any Contract containing a covenant that prohibits or impairs the ability of the Company to (A) freely conduct the Business or other compete in any geographic area or any line of business; (B) solicit customers or clients; or (C) solicit or hire any employee;

13

(iv)        any Company Lease for which the annual lease payments exceed TEN MILLION PESOS (COP$10.000.000);

(v)         any Contract that involved the expenditure by the Company of more than TEN MILLION PESOS (COP$10.000.000) in the aggregate during the last twelve (12) months;

(vi)        any Contract granting any exclusivity to any Person;

(vii)       any Contract that is otherwise material to the Company; and

(b)          Each Material Contract is, and after giving effect to the Closing shall be, (i) a legal, valid and binding obligation of the Company, and (ii) in full force and effect in all respects in accordance with its terms. The Company and the other parties thereto have performed in all material respects all obligations required to be performed by them under the Material Contracts, and are not in breach of, default or violation under, any of the Material Contracts, and, no event has occurred that with notice or lapse of time, or both, would constitute such a breach, default or violation. The Company has not received any written notice of (A) any default or event that with notice or lapse of time, or both, would constitute a default by the Company under any Material Contract or (B) the intention of any Person to terminate any Material Contract. Sellers have made available to Buyer prior to the date hereof true and complete copies of each Material Contract.

(c)          Each Material Contract has been entered into and performed by the Company in accordance with normal market conditions and under arm’s length terms.

Section 4.11         Intellectual Property; Privacy.

(a)           Schedule 4.11(a) contains a true and complete list, of the company intellectual property (collectively, the “Company Intellectual Property”). The Company exclusively owns, or has a valid and continuing license to use, all Company Intellectual Property that is used in, or necessary for, the operation of the Business as conducted as of the date hereof and as proposed to be conducted, free and clear of any Encumbrance. The conduct by the Company of the Business (including its products and services) has not and does not infringe, misappropriate, dilute or otherwise violate any other Person’s Intellectual Property rights or rights in personal information or constitute unfair competition or trade practices, and does not violate the Laws of any country or jurisdiction. There is no claim, notice or litigation pending or, threatened against the Company alleging any of the foregoing or otherwise challenging the use, ownership, licensing, validity or enforceability of any Company Intellectual Property owned (or purported to be owned) by the Company.

(b)          The Company is the sole and exclusive owner of all right, title and interest in and to the Company Software, free and clear of any Encumbrance. All employees, consultants and other Persons who contributed to the conception, creation or development of any of the Company Intellectual Property or Company Software did so either (i) within the scope of his or her employment such that, subject to and in accordance with applicable Laws, all Intellectual Property rights arising therefrom became exclusively owned by the Company, or (ii) pursuant to valid and enforceable written agreements assigning all Intellectual Property rights therein to the Company. To the Sellers’ Knowledge, no third Person has infringed, misappropriated, diluted or otherwise violated any Company Intellectual Property or Company Software. The Company has taken all commercially reasonable efforts to maintain the confidentiality of all material trade secrets of the Company.

14

(c)          No source code of any Company Software has been licensed, provided or otherwise disclosed by the Company to another Person (including Sellers or any of their respective Affiliates), and all such source code has been safeguarded and protected as trade secrets of the Company. To the Sellers’ Knowledge, the Company Software is substantially free of any material defects, bugs and errors, and does not contain or make available any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, Software, data or other materials (“Contaminants”). No Software governed by a license commonly referred to as an open source, free software, copy left or community source code license, is used in or incorporated into any products or websites of the Company or any Company Software, in each case, in a manner that would obligate the Company to (i) distribute or disclose any Company Software in source code form or (ii) license or otherwise make available any Company Software on a royalty-free basis. The information technology and data processing Software, hardware, networks, systems, facilities and services used by the Company (collectively, the “Systems”) are adequate in all material respects for the operation of the Business and there has been no failure, breakdown or continued substandard performance of any Systems that has caused a material disruption or interruption in or to any use of the Systems or the conduct of the Business. The Company has taken commercially reasonable steps and implemented commercially reasonable safeguards to ensure that the Systems are substantially free from Contaminants. The Company has implemented business continuity, back-up and disaster recovery policies, procedures and systems that are consistent with generally accepted industry standards in Colombia and sufficient to maintain the operation of the Business in all material respects.

(d)          The Company has not received notice of any claims or been charged with any violation of any privacy policies and all Laws relating to privacy, data protection (including, without limitation, Law 1581 of 2012), anti-spam, personally identifiable information, and similar consumer protection laws (collectively, “Privacy Laws and Policies”) or any failure to adequately protect or maintain the confidentiality of any personally identifiable information and other confidential customer information. There is no investigation pending against the Company, or, threatened against the Company, with respect to any such claim or charge, and there are no facts or circumstances which could form the basis for any such claim or charge. There have been no data breaches involving any personally identifiable information collected by the Company and there are no facts or circumstances which could form the basis for any such breaches.

Section 4.12         Actions. Except as set forth in Schedule 4.12, there is no Action pending or threatened in writing or, to the Sellers’ Knowledge, orally threatened against the Company, the Subsidiary or any Seller that (i) if adversely determined, could reasonably be expected to result in Losses to the Company or the Subsidiary or, (ii) challenges the validity or enforceability of this Agreement, seeks to enjoin or prohibit consummation of, or otherwise involves any of, the transactions contemplated hereby or thereby. The Company and the Subsidiary are not subject to any Order of a Governmental Entity that materially affects, or could reasonably be expected to materially affect, the conduct of the Business, following the Closing, taken as a whole.

Section 4.13         Customer List. Schedule 4.13 lists all customers of the Company for the year ended December 31st, 2014.

Section 4.14         Books and Records. The Company and the Subsidiary (a) maintain its Books and Records according to GAAP, have been properly maintained, and records accurately all matters required by Law to be entered therein; and (b) the minutes books of the Company and the minute books of the Subsidiary contain true and complete records of all meetings of the shareholders (asamblea de accionistas) and of the board of directors, and reflect all matters discussed in such meetings. The entries in the shareholders registry book are true and complete.

15

Section 4.15         Compliance with Laws Except as set forth in Schedule 4.15.the Company and the Subsidiary have conducted and continue to conduct the Business in accordance with all Laws and Governmental Orders and the Company and the Subsidiary are not in violation of any such Laws or Governmental Orders, inclusive of any data protection laws.

Section 4.16         Absence of Certain Developments. Since December 31, 2014 the Company and the Subsidiary have conducted their Business only in the Ordinary Course of Business and (ii) there has not been any event, change, occurrence or circumstance that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Schedule 4.16 or as expressly contemplated by this Agreement, the Company and the Subsidiary have not:

(a)          sold, transferred or otherwise disposed of any of the Assets or any interest therein;

(b)          granted, or committed to grant any (i) salary or wage increases or any increase in or addition to any other compensation or benefits, including severance pay or benefits, to current or former employees, consultants or directors of the Company or the Subsidiary (except in the case of employees of the Company or the Subsidiary that are not officers, increases in salary, wages or incentive compensation in the Ordinary Course of Business) or (ii) equity or equity-based awards to any employees, consultants or directors of the Company or the Subsidiary;

(c)          changed its methods of accounting;

(d)          entered into any transaction, agreement or arrangement outside the Ordinary Course of Business;

(e)          waived or released any of its material rights with respect to the Business or its Assets or Intellectual Property, or permitted any of such rights to lapse;

(f)          canceled, terminated, amended, modified or waived any material term of any Contract to which it is a party or by which it or any of its Assets is bound or entered into any new material Contracts, except for Contracts entered into in the Ordinary Course of Business or;

(g)          agreed or committed to do any of the foregoing.

Section 4.17         Environmental Matters. As of the date hereof, the Company and the Subsidiary: (a) are in compliance, in all material respects, with applicable Environmental Law; (b) have obtained and are not in violation of any permits and licenses required under any Environmental Law for their current operations except where such violations would not be expected to result in a material Liability to the Company or the Subsidiary; (c) are not subject to any pending or, to the Knowledge of the Sellers, threatened Action in writing alleging violation of or Liability under any applicable Environmental Law; and (d) have not generated, stored, used, emitted, discharged, released or disposed of any Hazardous Substances.

16

Section 4.18         Labor Matters.

(a)          Schedule 4.18(a) sets forth a correct and complete list of each employee of the Company, as well as the compensation (including, separately, base pay and any incentive or commission pay), title, length of employment and accrued vacation time of each employee. The Company and the Subsidiary do not retain any independent contractors or sales agents.

(b)          Since January 1, 2015, except with respect to mandatory increases of wages required under Colombian labor Laws and otherwise in the Ordinary Course of Business, the Company has not increased the compensation (wages, salary, bonuses or any other form of compensation (including equity compensation) or deferred or contingent compensation) of any employee.

(c)          The Company and the Subsidiary have no labor unions of any kind (sindicato) and, to the Sellers’ Knowledge, none of the Company or the Subsidiary’s employees is a member of labor unions of any kind (sindicato).

(d)          The Company and the Subsidiary are not, and have not during the past five (5) years been, a party to any collective bargaining agreement or other labor union contract. To the Knowledge of Seller no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representations or certification actions or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with any Governmental Entity or any other labor relations tribunal. To the Knowledge of Seller there are no organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or threatened against or involving the Company or the Subsidiary.

(e)           The Company and the Subsidiary are and have been in compliance in all material respects with all applicable Laws relating to employment of employees, including, without limitation to all Colombian applicable Laws relating to wages or overtime wages, hours of work, fringe benefits, severance, social security quotas, overtime, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees and independent contractors, and the collection and payment of withholding and/or social security Taxes. The Company and the Subsidiary have met in all material respects all requirements of Law relating to the employment of foreign citizens, and the Company and the Subsidiary do not currently employ, nor has it ever employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed.

(f)          There are no material labor disputes ongoing, pending or, to the Sellers’ Knowledge, threatened between the Company or the Subsidiary and any individuals supplied (whether currently or in the past) by contractors pursuant to the terms of any outsourcing contract, or any other matter.

(g)          The execution and delivery of this Agreement will not (i) grant, or imply the granting of, to the Company employees or to the Subsidiary’s employees the right to receive additional payments or bonuses, such as, but not limited to, golden parachutes, change of control bonuses or contractual severance packages; (ii) violate any labor rights or privileges of the Company or of the Subsidiary’s employees under their labor contracts and applicable Law; and (iii) constitute an early termination cause of any of the labor contracts of the Company or the Subsidiary’s employees.

Section 4.19         Insurance.

(a)          Schedule 4.19 contains an accurate and complete description of all policies of property and other forms of insurance held by the Company. True and complete copies of all such insurance policies have been previously provided to Buyer.

17

(b)          There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies. To the Sellers´ Knowledge, there is no threatened termination of, or material premium increase with respect to, any of such policies.

Section 4.20         Subsidiary.

The Subsidiary as of the date hereof:

(a)          is not engaged in, directly or indirectly, any activity;

(b)          does not have any liabilities or obligations (whether absolute, fixed, contingent or otherwise);

(c)          have any employees or had any employee in the last three (3) years;

(d)          is not a party to any contract or agreement and has not been a party to any contract or agreement in the last three (3) years and;

(e)          has no assets.

Section 4.21         Anticorruption.

(a)          The Sellers, the Company and the Subsidiary, or any of its directors, officers, employees, representatives or any Person generally acting by or on behalf of any of the aforementioned, is or has at any time engaged in any activity, practice or conduct which would constitute an offence under all applicable Laws relating to anti-bribery, anti-corruption, anti-money laundering or illegal payments and bribes and illegal political contributions and similar statutes, rules and regulations, including Colombian Law 1474 of 2011.

(b)          The Sellers, the Company, the Subsidiary or any of its directors, officers, employees, representatives or any Person generally acting by or on behalf of any of the aforementioned is or has been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body or any customer regarding any offence or alleged offence under applicable Laws relating to anti-bribery, anti-corruption, anti-money laundering, illegal payments and bribes and illegal political contributions and similar statutes, rules and regulations, including Colombian Law 1474 of 2011, and no such investigation, inquiry or proceedings have been threatened or are pending and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

(c)          Without limiting the generality of the foregoing, the Sellers, the Company, the Subsidiary and none of its, directors, officers, employees, representatives or any Person generally acting by or on behalf of any of the aforementioned has corruptly or otherwise offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value to: (i) any government or similar official for purposes of (A) (1) influencing any act or decision of such official in his or her official capacity, (2) inducing such official to do or omit to do any act in violation of the lawful duty of such official, or (3) securing any improper advantage; or (B) inducing such official to use his or her influence with a Governmental Authority to affect or influence any act or decision of such Governmental Authority; or (ii) any Person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any official, to any political party or official thereof, or to any candidate for political office, for purposes of (A) (1) influencing any act or decision of such official, political party, party official, or candidate in his or her or its official capacity, (2) inducing such official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such official, political party, party official, or candidate, or (3) securing any improper advantage; or (B) inducing such official, political party, party official, or candidate to use his or her or its influence with a Governmental Authority to affect or influence any act or decision of such Governmental Authority. There has been no false or fictitious entries made in the books or records of the Company or in the books and records of the Subsidiary relating to any offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, including any bribe, kickback or other illegal or improper payment, and the Company and the Subsidiary, have not established or maintained a secret or unrecorded fund.

18

Section 4.22          OFAC Listings. The Sellers, the Company, the Subsidiary or any of its directors, officers, employees or representatives is or has been, or is a party to any contract or agreement or understanding with any Person that, is or has been, (i) identified in the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) list of specially designated nationals and blocked persons (the “SDN List”); (ii) owned or controlled by or acting on behalf of a person or entity in the SDN List; (iii) otherwise the target of economic sanctions administered by OFAC; or (iv) owned or controlled by, or affiliated to, or acting on behalf of, a person or entity that is otherwise the target of economic sanctions administered by OFAC.

Section 4.23         Disclosure. No representation or warranty of Sellers in this Agreement and no statement in the Sellers Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer hereby represents and warrants to the Sellers as of the date hereof and as of the Closing Date (except for such representations and warranties as are expressly made exclusively as of the date hereof or as of another date) with respect to itself, as follows:

Section 5.1           Corporate Status. Buyer is duly organized and validly existing as a corporation under the Laws of the jurisdiction of its organization, and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted. Buyer conforms to all Security Exchange Commision rules and regulations.

Section 5.2           Authorization. Buyer has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or other action on the part of Buyer and no other corporate or other proceedings or actions on the part of Buyer are necessary to authorize the execution, delivery and performance by Buyer of this Agreement to which it is a party or to consummate the transactions contemplated hereby.

19

Section 5.3           No Conflicts. The execution, delivery and performance by Buyer of this Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby do not conflict with, result in any violation or default (with or without notice or lapse of time or both) under, give rise to a right of termination or acceleration under, require a consent or waiver under, require the payment of a penalty or increased liabilities or fees or the loss of a benefit under, or result in the imposition of any Encumbrance under, (a) any Contract to which Buyer is a party, (b) the Organizational Documents of Buyer or (c) any Order applicable to Buyer or by which any of the properties or assets of Buyer are bound, except for such as could not reasonably be expected to have a Buyer Material Adverse Effect.

Section 5.4           Actions. There is no Action pending or threatened in writing or, to the Knowledge of Buyer, orally threatened against Buyer that challenges the validity or enforceability of this Agreement or the other Transaction Documents, seeks to enjoin or prohibit consummation of the transactions contemplated hereby or thereby, or otherwise arises out of or relates to any of the transactions contemplated hereby or thereby. Buyer is not subject to any Order or any consent decree, stipulation or other agreement with any Governmental Entity relating to the enjoinment or prohibition of consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

ARTICLE VI.

COVENANTS

Section 6.1           Conduct of Business.

(a)          From the date hereof through the Closing, except (i) as expressly contemplated in this Agreement (ii) as required by applicable Law, or (iii) with the prior written consent of Buyer, Sellers shall cause the Company to (A) conduct the Business in the Ordinary Course of Business, (B) use its commercially reasonable efforts to preserve in all material respects the present business operations, organization and goodwill of the Company, (C) use its commercially reasonable efforts to preserve in all material respects the present relationships with customers, clients or other Persons with whom the Company has a material business relationship.

(b)          Without limiting the generality of Section 6.1(a), prior to the Closing, except (i) as expressly contemplated in this Agreement, (ii) as required by applicable Law, or (iii) with the prior written consent of Buyer, Sellers shall not, and shall cause the Company not to, do any of the following:

(i)          declare, set aside, make or pay any dividend or other distribution in respect of the equity interests or other securities of, or other ownership interests in, the Company or repurchase, redeem or otherwise acquire, or grant any rights or enter into any Contracts to repurchase, redeem or acquire, any of the equity interests or other securities of, or other ownership interests in, the Company, other than dividends in respect of the 2014 fiscal year in an amount consistent with the past practice of the Company;

(ii)         issue or sell any equity interests or other securities of, or other ownership interests in, the Company or grant options, units, warrants, calls or other rights to purchase or otherwise acquire equity interests or other securities of, or other ownership interests in, the Company;

(iii)        effect any recapitalization, reclassification, stock split or similar change in the capitalization of the Company;

(iv)        amend, modify or otherwise alter the Organizational Documents of the Company;

20

(v)         increase the compensation or benefits payable or to become payable to any employee other than as occurring in the Ordinary Course of Business

(vi)        acquire, sell, assign, license, transfer, convey, lease or otherwise dispose of any properties or assets of the Company having a value in excess of COP $1.000.000;

(vii)       make any loan, advance or capital contribution to or investment in any Person;

(viii)      enter into, modify or terminate any labor or collective bargaining agreement or, through negotiations or otherwise, make any commitment or incur any liability to any labor organizations;

(ix)         enter into or agree to enter into any merger or consolidation with any Person, or acquire the securities or any division, business or all or substantially all of the assets of any other Person or create or acquire any Subsidiaries;

(x)          enter into any new line of business, introduce any new products or services or change in any material respect existing products or services;

(xi)         modify or terminate any Material Contract, or enter into a Contract that would be a Material Contract if it were in effect on the date hereof other than entering into new Contracts with customers and clients in the Ordinary Course of Business;

(xii)        enter into any joint venture, general or limited partnership agreement, limited liability company agreement or other similar agreement;

(xiii)       fail to pay all maintenance and similar fees and take all other appropriate actions as necessary to prevent the abandonment, loss or impairment of all Company Intellectual Property; or

(c)          In the event that the Company desires to take, or Sellers desire to cause the Company to take, any of the actions that would otherwise be prohibited by Section 6.1(b), Sellers may notify Buyer in writing of the proposed action(s) and request its consent, which consent shall not be unreasonably conditioned or withheld. Buyer shall, within five (5) Business Days after its receipt of Sellers’ written request, respond to Sellers indicating whether Buyer (i) consents to the taking of such action(s) (including whether such consent is subject to any terms and conditions and if so, a description of such terms and conditions), or (ii) does not consent to the taking of such action(s) (including the basis therefor); provided, that, if Buyer shall fail to so respond within such ten (10) day period, Buyer shall be deemed to have granted its consent to such action(s).

Section 6.2           Announcements. Neither the Buyer nor the Sellers shall issue any press release or make any written public announcement relating to the subject matter of this Agreement without the prior review and written approval of (in the case of any press release or written public announcement by the Buyer) the Sellers or (in the case of any press release or written public announcement by the Sellers) the Buyer; provided, however, the foregoing shall not prohibit such disclosure if required by Law, any Governmental Authority or any regulatory body (in which case the representative of the disclosing Party (being either the Sellers or the Buyer, as applicable) will use its reasonable best efforts to consult with the other Party (being the other of the Sellers or the Buyer, as applicable) before making the disclosure and to allow such other Party to review the text of the disclosure before it is made.

21

Section 6.3           Confidentiality. From and after the date hereof: (i) Sellers, on the one hand, and Buyer, on the other hand, shall, and shall cause their respective Affiliates and representatives to, maintain in confidence this Agreement and any written, oral or other information related to the negotiation hereof and thereof; (ii) Sellers shall, and shall cause their respective Affiliates and representatives to, maintain in confidence any written, oral or other information of or relating to Buyer and any of its Affiliates (other than information relating to the Company) obtained by virtue of this Agreement or Sellers’ ownership of equity interests in the Company; and (iii) Buyer shall, and shall cause its Affiliates and representatives to, maintain in confidence any written, oral or other information of or relating to any of Sellers and their respective Affiliates (other than information relating to the Company) obtained by virtue of this Agreement or Buyer’s ownership of equity interests in the Company from and after the Closing, except, in each case, to the extent that (A) the applicable party is required to disclose such information by judicial, arbitral or administrative process or pursuant to applicable Law or applicable securities exchange rules, or (B) such information is now or subsequently becomes generally available to the public through no fault of the party making such disclosure. Notwithstanding the foregoing, the applicable party may disclose such information to (1) its representatives and Affiliates and the representatives of its Affiliates who need to know such information for purposes of this Agreement and who agree to observe the terms of this Section 6.3, (2) any Governmental Entity in connection with any regulatory approval, inspection, audit or similar process, (3) any Person with whom the applicable party or any of its direct or indirect parent companies propose to enter into a business combination or other strategic transaction and that agrees to observe the terms of this Section 6.3, or (4) in connection with any arbitration commenced under this Agreement.

(a)          If any party (or other Person with respect to which party is responsible) becomes legally compelled to disclose any information required to be kept confidential pursuant to this Section 6.3 by judicial, arbitral or administrative process or pursuant to applicable Law, such party shall provide the other applicable parties hereto with prompt prior written notice of such legal compulsion and, to the extent reasonably practicable, cooperate with such other parties to obtain a protective order or similar remedy to cause such information not to be disclosed, including interposing all available objections thereto; provided, that, in the event that such protective order or other similar remedy is not obtained, such disclosing party shall furnish only that portion of such information that has been legally compelled and shall exercise its commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such disclosed information.

Section 6.4           Access to Information. From the date hereof until the Closing, Sellers (i) shall afford, and shall cause the Company and any Affiliates of the Company to afford, Buyer and its representatives reasonable access during normal business hours to the officers, directors, employees, properties, offices and Books and Records of the Business and the Company, including any such Books and Records that are in the possession of the Company, and (ii) shall furnish, and shall cause the Company to furnish, Buyer with such financial, operating and other data and information with respect to the Company, including any such data and information that are in the possession of the Company, in each case as Buyer may reasonably request. Notwithstanding anything to the contrary set forth in this Agreement, none of Sellers nor the Company shall be required to disclose to Buyer or any representative thereof any information to the extent such disclosure would cause Sellers or the Company to forfeit any attorney-client privilege; provided, that, Sellers and the Company, as applicable, shall use commercially reasonable efforts to provide Buyer and its Representatives with such information in a manner that would preserve any such privilege.

22

Section 6.5           Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, except as otherwise provided in this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done and to assist and cooperate with the other parties hereto in doing all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including, but not limited to (i) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (ii) the obtaining of applicable consents, waivers or approvals of any third parties; (iii) the defending of any Actions or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (iv) the execution and delivery of such instruments, and the taking of such other actions as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

Section 6.6           Exclusivity. Each Seller agrees that, from the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, it shall not, and it shall cause the Company and the Representatives and Affiliates of such Seller and the Company not to, directly or indirectly: (a) solicit, initiate, facilitate or encourage the submission of any Acquisition Proposal; (b) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate or encourage any inquiries or the making of any proposal that constitutes, or could be expected to lead to, any Acquisition Proposal; (c) grant any waiver or release under any standstill or similar agreement with respect to any of the Company’s securities; or (d) enter into any agreement with respect to any Acquisition Proposal. Each Seller agrees to immediately terminate all discussions with Persons other than Buyer and its Affiliates concerning any Acquisition Proposal. Each Seller agrees to promptly (and in any event, within twenty-four (24) hours) notify Buyer upon receipt of any Acquisition Proposal and to provide Buyer with copies of all materials submitted therewith. For purposes of this Section 6.6, “Acquisition Proposal” means any offer or proposal for, or indication of interest in, any sale, merger, consolidation, stock exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction that involves the purchase of any assets or capital stock of, or other equity interests in, the Company, other than the transactions contemplated by this Agreement.

Section 6.7           Notifications. From the date hereof to the Closing Date, each party hereto shall give prompt written notice to the other parties of any of the following to which such party becomes aware: (a) the occurrence, or failure to occur, of any event or the existence of any condition that has caused or could reasonably be likely to cause any of its representations or warranties contained in this Agreement to be inaccurate or breached in any material respect at any time from and after the date hereof up to and including the Closing Date (except to the extent such representations and warranties are expressly made as of a specified date, in which case as of such specified date), (b) any material notice or other communication that has been received by such party from any Governmental Entity in connection with the transactions contemplated hereunder, (c) any Action commenced or threatened in writing relating to or involving any party hereto in respect of this Agreement or the transactions contemplated hereby or thereby, and (d) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. No notification to Buyer made pursuant to this Section 6.7 shall have the effect of satisfying the conditions set forth in Section 7.1, nor shall any such notification have any effect for the purpose of determining the right of any Buyer Indemnified Party to claim or obtain indemnification under this Agreement.

Section 6.8           Non-Compete. During the period commencing on the date of this Agreement until the fifth (5th) anniversary of the Closing Date, without the express, prior written consent of the Buyer, the Sellers agree not to, directly or indirectly, or through one or more Affiliates, including as partner, member, stockholder, investor or licensor or in any other capacity own, control, manage, operate or participate in, any business or entity that, competes with the Business of the Company in Colombia or abroad.

23

Section 6.9           Clawback Liabilities. Within twelve (12) months following the Closing Date (the “Clawback End Date”), the Sellers shall pay the Clawback Liabilities to Buyer by wire transfer to the Colombian bank accounts specified by the Seller. For this purpose, Sellers shall notify Buyer in writing with at least twenty (20) days prior to the date in which the Clawback Liabilities will be paid by the Sellers to Buyer. Delivery of the Retained IDGSC Shares to Sellers by Buyer is subject to the payment of the Clawback Liabilities before the Clawback End Date. In the event Sellers do not pay the Clawback Liabilities as set forth in this Agreement within the term set forth in this Section 6.5 herein, Buyer shall be entitled to keep the property of the Retained IDGSC Shares.

Section 6.10         Guarantees. Sellers shall maintain all of their guarantees with financial entities in Colombia with respect to the Company for a period commencing on the date of this Agreement until the third (3rd) month following the Closing Date.

ARTICLE VII.

CONDITIONS TO CLOSING

Section 7.1           Conditions Precedent to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Buyer in whole or in part in Buyer’s sole discretion to the extent permitted by applicable Law):

(a)           Representations and Warranties. The representations and warranties set forth in Article III and Article IV of this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such specified date);

(b)           Covenants and Agreements. Each Seller shall have performed and complied in all material respects with all of the undertakings and obligations required by this Agreement to be performed or complied with by such Seller prior to or on the Closing Date;

(c)          Payment of Cancelled Liabilities. The Sellers shall have caused the Company to transfer out or pay the Cancelled Liabilities;

(d)          Matters regarding prior Capitalizations: Sellers shall have caused the registration before the Bogota Chamber of Commerce: (i) of Public Deed No 2412 dated December 27, 2013, and; (i) Public Deed No 2413 dated December 27, 2013 and shall have amended, clarified and ratified minute number 25 of the Company’s Extraordinary Shareholders Meeting dated December 23 2013 and pursuant to which fifteen thousand (15.000) Company shares where subscribed by Luis Alvaro Cuestas Rincon and Alvaro Mauricio Cuestas Rojas;

(e)          Pledge: There shall not exist any pledge or Encumbrance over the Shares;

(f)          Closing Certificate. Buyer shall have received a certificate, dated the Closing Date, in substantially the form attached as Exhibit A hereto, certifying that the conditions specified in Sections 7.1(a), (b), (c), (d) and (e) have been satisfied;

(g)          No Prohibition. No Laws shall have been enacted or promulgated by any Governmental Entity that prohibit the sale of the Shares or the consummation of the other transactions contemplated by this Agreement, and no order shall exist against Buyer, any Seller, the Company or any of their respective Affiliates that prohibits the sale of the Shares or the consummation of the other transactions contemplated by this Agreement;

24

(h)          Third-Party Consents. All authorizations, consents, waivers, orders, approvals required by the provisions of this Agreement to be obtained from Sellers shall have been obtained, shall not be subject to the satisfaction of any condition that has not been satisfied or waived, shall be in full force and effect and shall be evidenced by documentation in form and substance reasonable satisfactory to the Buyer ;

(i)          No Material Adverse Effect. Since the date hereof, there shall not have occurred any Material Adverse Effect; and

(j)          Other Deliverables. Buyer shall have received the items listed in Section 2.7(a).

Section 7.2           Conditions Precedent to Obligations of Sellers. The obligations of each Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by such Seller, in whole or in part, in such Seller’s sole discretion to the extent permitted by applicable Law):

(a)          Representations and Warranties. The representations and warranties of Buyer set forth in Article V of this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such specified date);

(b)          Covenants and Agreements. Buyer shall have performed and complied in all material respects with all of the undertakings and agreements required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date;

(c)          Closing Certificate. Sellers shall have received a certificate, dated the Closing Date, in substantially the form attached as Exhibit B hereto, signed by an executive officer of Buyer, certifying on behalf of Buyer that the conditions specified in Section 7.2(a) and Section 7.2(b) have been satisfied;

(d)          No Prohibition. No Laws shall have been enacted or promulgated by any Governmental Entity that prohibit the sale of the Shares or the consummation of the other transactions contemplated by this Agreement, and no order shall exist against Buyer, any Seller, the Company or any of their respective Affiliates that prohibits the sale of the Shares or the consummation of the other transactions contemplated by this Agreement or the other Transaction Documents; and

(e)          Other Deliverables. Sellers shall have received the items listed in Section 2.7(b).

25

ARTICLE VIII.

INDEMNIFICATION

Section 8.1           Indemnification.

(a)          Indemnification by Sellers. Subject to this Article VIII, the Sellers agree to pay and to indemnify fully, hold harmless and defend the Buyer from and against any and all damages, losses, claims, demands, actions, suits, proceedings, payments, judgments, and out-of-pocket costs and expenses (“Losses”), sustained or incurred by Buyer arising out of, relating to or based upon: (a) any inaccuracy or breach of any representation and warranty of the Sellers and on behalf of the Company set forth herein and/or or in any certificate delivered pursuant hereto and (b) any breach or nonfulfillment by Sellers of any covenant or obligation of Sellers set forth herein or in any certificate delivered pursuant hereto; provided, however, that solely for purposes of determining any right to indemnification of the Buyer under this Section 8.18(a), such representations and warranties shall not be deemed qualified by any references to materiality or Material Adverse Effect. The indemnification obligations of the Sellers under this Section 8.1(a) shall be joint and several.

(b)          Indemnification by Buyer. Subject to this Article VIII, the Buyer agrees to pay and to indemnify fully, hold harmless and defend the Sellers from and against any and all Losses, sustained or incurred by Sellers arising out of, relating to or based upon: (a) any inaccuracy or breach of any representation and warranty of the Buyer for itself and on behalf of the Company set forth herein and/or or in any certificate delivered pursuant hereto and (b) any breach or nonfulfillment by Buyer of any covenant or obligation of Buyer set forth herein or in any certificate delivered pursuant hereto; provided, however, that solely for purposes of determining any right to indemnification of the Sellers under this Section 8.1(b), such representations and warranties shall not be deemed qualified by any references to materiality or Material Adverse Effect.

(c)          Limitations on Indemnification.

(i)          Survival. The indemnification obligations set forth in this Article VIII shall survive the Closing and shall remain in full force and effect for a period of twenty four (24) months following the Closing Date (and no Claims shall be made for indemnification under Section 8.1(a) and 8.1(b), except for: (i) such indemnification obligations of the Sellers resulting from the breach of representations and warranties set forth in Article III all of which shall survive the Closing and shall remain in full force and effect until the expiration of the respective statute of limitations; and (ii) any indemnification obligations of the Sellers resulting from the breach of Section 4.7 and Section 4.18 which shall remain in full force and effect for a period of sixty (60) months and thirty six (36) month respectively following the Closing Date .

(ii)          Limitations on Buyer’s Indemnification. The maximum amount of liability of the Buyer pursuant to Section 8.2 shall be USD 50,000 (the “Cap”). However, this provision shall not limit the liability of the Buyer for any representation, warranty or covenant claim resulting from the obligations of the Buyer to indemnify the Sellers in connection with any claims arising from fraud or criminal activity or willful misconduct for which no limitation shall apply.

Section 8.2           Indemnification Procedures.

(a)          A Buyer Indemnified Party or Seller Indemnified Party, when they are entitled to be indemnified and held harmless under this Agreement (the “Indemnified Party”) shall promptly notify the party liable for such indemnification (the “Indemnifying Party”) in writing of any claim in respect of which indemnity may be sought under this Article VIII after it becomes aware of such claim, including any pending or threatened claim or demand by a third party that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (such claim or demand by a third party being a “Third Party Claim”), describing in reasonable detail (i) the facts and circumstances with respect to the subject matter of such claim or demand, (ii) a description of the basis on which it contends that such facts constitute a claim to be indemnified under this Agreement, (iii) the nature and, to the extent known, the amount, of the Losses suffered, and (iv) copies of any documentation supporting such claim; provided, that, the failure to provide such notice or accompanying documentation shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent, and only to the extent, that the Indemnifying Party is materially prejudiced by such failure.

26

(b)          Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 8.2(a) in respect of a Third Party Claim, the Indemnifying Party may, by notice to the Indemnified Party delivered within ten (10) Business Days of the receipt of notice of such Third Party Claim, assume the defense and control of such Third Party Claim, with its own counsel and at its own expense, but shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense; provided, that, unless consented to by the Indemnified Party, the Indemnifying Party shall not be entitled to assume control of such defense (which shall be controlled by the Indemnified Party) if (i) in the reasonable opinion of the Indemnified Party’s counsel, a conflict of interest exists between the Indemnified Party and the Indemnifying Party in connection with such Third Party Claim, (ii) the claim for indemnification relates to or arises in connection with any criminal or regulatory proceeding, action, indictment, allegation or investigation against the Indemnified Party, (iii) the claim is by a customer or client of the Indemnified Party, or (iv) the claim is an amount in excess of, or has a reasonable likelihood of resulting in Losses that would exceed the Cap. In the event that the Indemnified Party elects to control the defense of a Third Party Claim pursuant to clause (i) of this Section 8.2(b), the Indemnifying Party shall pay the fees and expenses of one counsel (plus local counsel, if any) retained by the Indemnified Party. For the avoidance of doubt, in the event that the Indemnifying Party (with the consent of the Indemnified Party) assumes control of the defense in an action where clause (i), (ii), (iii) or (iv) above would apply, the costs and expenses of such defense shall be borne by the Indemnifying Party. The Indemnified Party may take any actions reasonably necessary and which may not be postponed to defend such Third Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by the preceding sentence. If the Indemnifying Party chooses to defend any Third Party Claim, the parties hereto shall reasonably cooperate in the defense of such Third Party Claim. The defense of any Third Party Claim (whether conducted by the Indemnifying Party or the Indemnified Party) shall be conducted in good faith with a view to minimizing the potential liability of the Indemnified Party in connection with the Third Party Claim and the Person conducting such defense shall be assisted by reputable counsel if reasonably required under the circumstances and, in general, take all reasonable measures for an adequate defense against the Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, (A) consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim involving any reinsurance provider or any customer or client of the Company or (B) consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim unless such settlement, compromise, discharge or entry of judgment does not involve any finding or admission of any violation of Law or admission of any wrongdoing by the Indemnified Party and the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement or judgment (except as otherwise provided in such judgment), (ii) not encumber any of the material assets of any Indemnified Party or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or its business or the conduct of the Business, and (iii) obtain, as a condition of any settlement or other resolution, a complete and unconditional release of each Indemnified Party from any and all Liability in respect of such Third Party Claim.

(c)          The Indemnified Party shall not settle compromise or consent to the entry of any judgment with respect to any claim or demand for which it is seeking indemnification from the Indemnifying Party or admit to any Liability with respect to such claim or demand without the prior express written consent of the Indemnifying Party.

27

Section 8.3           Nature of Remedy. Following the Closing, the indemnities provided in this Article VIII shall be the sole and exclusive remedy of the Parties with respect to any and all claims for Losses sustained or incurred arising out of, in connection with or relating to this Agreement and the transactions contemplated by this Agreement (other than the Shareholders Agreement), other than claims for fraud.

Section 8.4           Right of Set-Off. Upon the notice to Sellers or Buyer specifying in reasonable detail the basis of such set-off, Buyer or Sellers may set off any amount otherwise payable to the other Party. The exercise of such right of set-off by the Parties in good faith, whether or not ultimately determined to be justified, will not constitute a breach under this Agreement. Nevertheless the exercise of nor the failure to exercise such right of set-off will not constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies than may be available to it.

ARTICLE IX.

TERMINATION

Section 9.1           Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

(a)          Mutual Consent. By mutual written consent of Buyer and Sellers;

(b)          End Date. By either Buyer or the Sellers, if Closing shall not have occurred by the End Date;

(c)          Governmental Prohibitions. By either Buyer or the Sellers, if there shall be in effect a final, non-appealable order of a Governmental Entity of competent jurisdiction prohibiting the sale of the Shares or the consummation of the other transactions contemplated by this Agreement;

(d)          Breach by Sellers. By Buyer, if there has been a breach of, or inaccuracy in, any of the representations, warranties, covenants or agreements of Sellers that would cause the failure of a condition set forth in Section 7.1(a) or Section 7.1(b) to be satisfied and such breach or inaccuracy is either not capable of being cured prior to the Closing or if capable of being cured, is not so cured within thirty (30) days after Buyer has provided written notice thereof to Sellers;

(e)          Breach by Buyer. By the Sellers, if there has been a breach of, or inaccuracy in, any of the representations, warranties, covenants or agreements of Buyer that would cause the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied and such breach or inaccuracy is either not capable of being cured prior to the Closing or if capable of being cured, is not so cured within thirty (30) days after the Sellers’ Representatives have provided written notice thereof to Buyer; or

Section 9.2           Effect of Termination. In the event that this Agreement is validly terminated pursuant to Section 9.1, this Agreement shall become void and of no effect without Liability of any party hereto (or any of its directors, officers, employees, stockholders, Affiliates, agents, successors or assigns) to any other party hereto except as provided in this Section 9.2; provided, that, nothing in this Section 9.2 shall relieve any party of any Liability for fraud or willful breach. The provisions of Section 6.1 (Announcements), Section 6.2 (Confidentiality), this Section 9.2 (Effect of Termination), Section 10.1 (Expenses), Section 10.2 (Governing Law), Section 10.3 (Arbitration) and Section 10.7 (Notices), together with any relevant rules of construction set forth and terms defined in Section 1.1, shall survive any such termination and shall be enforceable hereunder.

28

ARTICLE X.

MISCELLANEOUS

Section 10.1         Expenses. Except as otherwise expressly provided in this Agreement, each Seller, on the one hand, and Buyer, on the other hand, shall bear its own costs and expenses incurred in connection with the negotiation and execution of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents, whether or not such transactions shall be consummated.

Section 10.2         Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Republic of Colombia, without giving effect to its principles or rules of conflict of laws.

Section 10.3         Arbitration.

(f)          Any dispute, controversy or claim directly or indirectly arising out of, in connection with, or relating to, this Agreement the transactions contemplated by this Agreement shall be finally settled by arbitration administered by the International Court of Arbitration of the International Chamber of Commerce (the “ICC Court”) in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”), in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The arbitration shall be conducted by three arbitrators, each of whom shall be fluent in the English language (the “Arbitral Tribunal”). The arbitration shall be conducted in the English language; provided, that, any party may submit testimony or documentary evidence in any language if it furnishes, upon the request of the other party, a translation into English of any such testimony or documentary evidence. The seat of the arbitration shall be in Bogotá, D.C. Colombia.

(g)          The party initiating arbitration (the “Claimant”) shall nominate an arbitrator in its request for arbitration (the “Arbitration Request”). The other party or parties (the “Respondent”), which in the case of Sellers shall be the Sellers’ Representatives, shall nominate an arbitrator within 30 days of receipt of the Arbitration Request and shall notify the Claimant of such nomination in writing. If either the Claimant or the Respondent fail to nominate an arbitrator within the specified time period, then the ICC Court shall appoint an arbitrator on behalf of the Claimant and/or Respondent. The first two arbitrators, once appointed by the ICC Court, shall nominate a third arbitrator within 30 days. If the first two arbitrators appointed fail to nominate a third arbitrator within such time, the ICC Court shall appoint the third arbitrator and shall promptly notify the parties of the appointment. The third arbitrator shall act as chair of the Arbitral Tribunal.

(h)          In respect of any dispute, controversy or claim arising out of or in connection with the refusal by any party to effect the Closing, if a Claimant initiates arbitration with respect to such dispute, controversy or claim pursuant to this Section 10.3, the “Emergency Arbitrator Provisions” of the ICC Rules shall apply.

(i)          Any award rendered by the arbitrators shall be in writing in the English language and shall be final and binding upon the parties, and may include an award of costs, including reasonable legal fees and disbursements. The parties agree that any court of competent jurisdiction in which enforcement of the award is sought shall have power to enforce the relief awarded by the Arbitral Tribunal, regardless of whether such relief is characterized as legal, injunctive, specific performance or otherwise. The predominately losing party or parties shall be responsible for the predominately prevailing party’s or parties’ costs and expenses, including, without limitation, legal fees (including fees and expenses of internal legal personnel allocable to the dispute that is the subject of such arbitration) in respect of the arbitration proceeding and any ancillary proceeding to obtain injunctive or other interim relief or to enforce a final award or other final relief.

29

Section 10.4         Entire Agreement; Amendments and Waivers.

(a)          This Agreement, including the Schedules and any exhibits or annexes hereto and thereto, represent the entire understanding and agreement among the parties with respect to the subject matter hereof and thereof and supersede all other agreements and understandings, both written and oral, with respect to the subject matter hereof and thereof.

(b)          This Agreement may be amended, supplemented or changed, and any provision hereof or thereof may be waived, only by written instrument making specific reference to this Agreement and such provision, as applicable, signed by the parties or, in the case of any waiver, by the party or parties against which such waiver is to be effective.

Section 10.5         Taxes. Except as otherwise expressly provided in this Agreement, each Seller, on the one hand, and Buyer, on the other hand, shall bear its own taxes incurred in connection with the execution of this Agreement, whether or not such transactions shall be consummated.

Section 10.6         Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 10.7         Notices. All notices and other communications under this Agreement shall be in writing and in the English language and shall be deemed given when (a) delivered personally, or (b) sent by an internationally recognized courier (such as Airborne Express or Federal Express) to the parties (and, in each case, shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to any Seller, to the address of such Seller set forth on Schedule I hereto, with a copy (which copy shall not constitute notice) to:

If to Sellers, to:

Álvaro Mauricio Cuestas Rojas

Avenida 15 #100-69,

Bogotá D.C., Colombia

Facsimile:          +57 1 644 3300

Telephone:       +57 1 644 3300

If to Buyer, to:

ID GLOBAL SOLUTIONS CORPORATION

160 East Lake Brantley Dr,

Longwood, FL, 32779

Attention:          Douglas Solomon

Facsimile:           +1 407 951 8640

Telephone:        +1 407 951 8640

30

All notices and other communications shall be deemed to have been received: (i) if by personal delivery, on the Business Day after such delivery, and (ii) if by an internationally recognized courier, on the fifth (5th) Business Day after the mailing thereof.

Section 10.8         Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect.

Section 10.9         Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any of the parties hereto without the prior written consent of each of the other parties hereto, and any attempted assignment without obtaining such required consents shall be void and of no force or effect; provided, that, Buyer may assign all or a portion of its rights hereunder (including its right to purchase Shares hereunder) to any one or more of its Affiliates and cause such Affiliates to assume all or a portion Buyer’s obligations hereunder (including its obligation to purchase Shares hereunder), but no such assignment and assumption shall release Buyer from any liability or obligation under this Agreement.

Section 10.10         Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and hereby made a part hereof.

Section 10.11         Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, that, the Buyer indemnified parties and the Seller indemnified parties shall be third-party beneficiaries of, and shall be entitled to enforce, the provisions of Article VIII.

Section 10.12         Construction; Independent Legal Advice. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement. The parties hereto acknowledge and agree that in executing this Agreement, they have had and relied upon the recommendations of their respective attorneys, that they have read this Agreement, understood it and executed this Agreement voluntarily and with the full understanding of its terms and effects.

Section 10.13         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be effective upon execution and delivery of either manually signed or facsimile or electronic signed signature pages.

[SIGNATURE PAGES FOLLOW]

31

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SELLER:

A2S S.A.S.

By:	/s/ Luis Álvaro Cuestas Rincón
Name: Luis Álvaro Cuestas Rincón
Title: Legal Representative

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SELLER:

By:	/s/ Luis Álvaro Cuestas Rincón
Name: Luis Álvaro Cuestas Rincón

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SELLER:

By:	/s/Álvaro Mauricio Cuestas Rojas
Name: Álvaro Mauricio Cuestas Rojas

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SELLER:

By:	/s/ Sofia Cristina Cuestas Rojas
Name: Sofia Cristina Cuestas Rojas

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SELLER:

By:	/s/ Luis Álvaro Cuestas Rincón
Name: Luis Álvaro Cuestas Rincón on behalf of Sofia Cristina Rojas de Cuestas

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BUYER:

ID GLOBAL SOLUTIONS CORPORATION

By:	/s/ Douglas Wayne Solomon
Name: Douglas Wayne Solomon
Title: Chairman and Chief Operating Officer

Schedule I

Sellers

Sellers

A2S S.A.S.

Luis Álvaro Cuestas Rincón

Sofia Cristina Cuestas Rojas

Álvaro Mauricio Cuestas Rojas

Sofia Rojas de Cuestas

Schedule 2.1

Shares to be Sold

Shareholder	Value	No. Of Shares	Participation (%)

A2S S.A.S.	COP$2.662.000.000	133.100	80,29

Luis Álvaro Cuestas Rincón	COP$415.560.000	20.778	12,53

Sofia Cristina Cuestas Rojas	COP$42.400.000	2.120	1,28

Álvaro Mauricio Cuestas Rojas	COP$192.400.000	9.620	5,80

Sofia Cristina Rojas de Cuestas	COP$2.940.000	147	0,09

Total	COP$3.315.300.000	165.765	100

Schedule 2.3(a)

Allocation of Shares

Shareholder	ID	No. of ID Global Shares	Participation (%)

A2S S.A.S.	NIT 900.517.811-1	6.102.373.842	80,29

Luis Álvaro Cuestas Rincón	CC 17.032.686	952.630.531	12,53

Sofia Cristina Cuestas Rojas	CC 52.647.156	97.197.840	1,28

Álvaro Mauricio Cuestas Rojas	CC 79.940.519	441.058.124	5,80

Sofia Cristina Rojas de Cuestas	CC 20.606.089	6.739.662	0,09

Total	-	7.600.000.000	100

Schedule 2.3(b)

Clawback Liabilities

Obligaciones de Multipay S.A. con proveedores a Marzo 2015											03-mar
GASTOS
PROVEEDOR	CONCEPTO	No. FACTURA	FECHA DE EMISION	FECHA DE PAGO	Dias Emisión Facura	Dias Mora	Semana 1	Semana 2	Semana 3	Semana 4
OBLIGACIONES FINANCIERAS							02 al 8	09 al 15	16 al 22	23 al 01	109.257.031,00
BANCOLOMBIA	Credito reestructuración		01-ene	05-ene	62	58	20.469.630,00
BANCOLOMBIA	Credito reestructuración		01-feb	05-feb	32	28	20.469.630,00
MULTISOFT SAS	PRESTAMOS PAGOS NOMINA, BONOS, ARRIENDO , LOGROS,MENSAJERIA	N/A	02-mar	10-abr	1	-37		68.317.771,00
OBLIGACIONES CON PARTICULARES

GASTOS DE PERSONAL											74.085.100,00
MARIA ROJAS	NOMIN, BONOS, INT. CESANTIAS, ACH, LIQUIDACION STIVEN TORRES ENERO 2015	001-2015	29-ene-15	27-feb-15	34	6	50.000.000,00
PLANILLA SOI	SEGURIDAD SOCIAL SALUD MAR PENSION FEB	ene-00	2-mar-15	4-mar-15	1	-1	9.401.100,00
KIBERNUM COLOMBIA	SERVICIO GESTIONADO DIC INGENIERO JULIAN ROMERO	29	11-feb-15	12-mar-15	22	-9		1.575.000,00
KIBERNUM COLOMBIA	SERVICIO GESTIONADO ENE INGENIERO JULIAN ROMERO	30	11-feb-15	12-mar-15	22	-9		5.250.000,00
KIBERNUM COLOMBIA	SERVICIO GESTIONADO ENE INGENIERO LEINER BEJARANO	33	24-feb-15	24-mar-15	9	-21				5.250.000,00
KIBERNUM COLOMBIA	SERVICIO GESTIONADO ENE INGENIERO JULIAN ROMERO	34	24-feb-15	24-mar-15	9	-21				2.310.000,00
METLIFE COLOMBIA SEGUROS DE VIDA SA	POLIZA HENRY SUAREZ FEBRERO 2015	439491	2-feb-15	15-feb-15	31	18		248.400,00
RECORDAR PREVISION EXEQUIAL TOTAL SAS	PALN CORPORATIVO FEB	BG166257	1-mar-15	15-mar-15	2	-12		50.600,00
HONORARIOS											103.026.016,00
ESPERANZA TARAZONA GONZALEZ	SERVICIO DE CONSULTORIA REESTRUCTURACION PASIVO	2	19-sep-14	19-oct-14	164	134	7.411.511,00

A2S SAS	ASESORIA FINANCIERA ENE 2015	5	1-ene-15	1-ene-15	62	62	10.436.000,00
A2S SAS	ASESORIA FINANCIERA FEB 2015	7	2-feb-15	2-mar-15	31	1	10.436.000,00
A2S SAS	ASESORIA FINANCIERA OCT- NOV Y DIC 2014		2-oct-14	2-dic-14	151	91	31.308.000,00
CONTADORES WILCHES & GOMEZ LTDA	REVISORIA FISCAL NOV Y DIC DE 2014	2249	12-dic-14	12-ene-15	81	51	787.500,00
CONTADORES WILCHES & GOMEZ LTDA	REVISORIA FISCAL ENERO 2015	2264	20-ene-15	20-feb-15	43	13	823.725,00
CONTADORES WILCHES & GOMEZ LTDA	REVISORIA FISCAL FEBRERO 2015	2276	28-feb-15	28-mar-15	3	-25			823.725,00
FRANCISCO GOMEZ ZABALA	HONORAROS POR MODELO FINANCIERO	39	23-oct-14	23-nov-14	130	100	2.999.555,00
JORGE GARCIA	HONORARIOS PROCESO UTR&T CONCILIACION 15%	1	22-dic-14	22-ene-15	71	41	38.000.000,00
ARRENDAMIENTOS										60.364.531,00
EDIFICIO VANGUARDIA 101	ADMON MES DE MARZO 607	11837	1-mar-15	10-mar-15	2	-7		725.300,00
EDIFICIO VANGUARDIA 101	ADMON MES DE MARZO 608	11838	1-mar-15	10-mar-15	2	-7		695.900,00
EDIFICIO VANGUARDIA 101	ADMON MES DE MARZO 608	11838	1-feb-15	10-feb-15	32	23	121.200,00
ADMINISTRACION INMOBILIARIA GOMEZ LTDA	CANON ARRENDAMIENTO MARZO 2015 OF 608	15814	1-mar-15	10-mar-15	2	-7		3.834.079,00
ADMINISTRACION INMOBILIARIA GOMEZ LTDA	CANON DE ARRENDAMIENTO MARZO 2014 607	15816	1-mar-15	10-mar-15	2	-7		3.539.150,00
DIVEO DATA CENTER - SIPNASIS DC S.A.S.	CANON ABRIL 2014 (saldo)	3372	1-may-14	31-may-14	302	273	776.092,00
DIVEO DATA CENTER - SIPNASIS DC S.A.S.	CANON MAYO 2014	3443	15-may-14	14-jun-14	288	259	4.712.249,00
DIVEO DATA CENTER - SIPNASIS DC S.A.S.	CANON JUNIO 2014	3484	4-jun-14	4-jul-14	269	239	4.722.994,00
DIVEO DATA CENTER - SIPNASIS DC S.A.S.	CANON JULIO 2014	3534	3-jul-14	2-ago-14	240	211	4.630.625,00
DIVEO DATA CENTER - SIPNASIS DC S.A.S.	CANON AGOSTO 2014	3585	4-ago-14	3-sep-14	209	180	4.664.342,00
DIVEO DATA CENTER - SIPNASIS DC S.A.S.	CANON SEPTIEMBRE 2014	3633	3-sep-14	3-sep-14	180	180	4.798.805,00
DIVEO DATA CENTER - SIPNASIS DC S.A.S.	CANON OCTUBRE 2014	3677	8-oct-14	7-nov-14	145	116	4.999.479,00
DIVEO DATA CENTER - SIPNASIS DC S.A.S.	CANON NOVIEMBRE 2014	3728	6-nov-14	6-dic-14	117	87	5.112.787,00
DIVEO DATA CENTER - SIPNASIS DC S.A.S.	CANON DICIEMBRE 2014	3776	2-dic-14	1-ene-15	91	62	5.480.289,00
DIVEO DATA CENTER - SIPNASIS DC S.A.S.	CANON ENERO 2015	3825	9-ene-15	2-feb-15	54	31	5.808.168,00

DIVEO DATA CENTER - SIPNASIS DC S.A.S.	CANON FEBRERO 2015	3863	4-feb-15	6-mar-15	29	-3	5.743.072,00
IMPUESTOS									246.428.183,00
DIAN	SALDO IVA 6 BIM 212	12	12-ene-13	14-ene-13	771	769	2.296.000,00
DIAN	SALDO IVA 4 BIM 212	4	7-dic-12	7-dic-12	806	806	7.460.000,00
DIAN	IVA 2 BIM 2013	2	14-may-13	14-may-13	649	649	27.425.000,00
DIAN	IVA 3 BIM 2013	3	11-jul-13	11-jul-13	592	592	15.880.000,00
DIAN	IVA NOV- DIC 2013	6	1-ene-14	14-ene-14	422	409	59.589.183,00
SHD	ICA NOV- DIC 2013	6	1-ene-14	14-ene-14	422	409	9.843.000,00
DIAN	RETENCION ABRIL 2014	4	1-may-14	13-may-14	302	290	2.794.000,00
DIAN	CREE ABRIL 2014	4	1-may-14	13-may-14	302	290	398.000,00
DIAN SHD	INTERESES DIAN - SHD a DICIEMBRE 31 DE 2014						63.000.000,00
DIAN	RETENCION JULIO 2014	4	1-jul-14	10-jul-14	242	233	1.148.000,00
DIAN	RETENCION AGOSTO 2014		1-ago-14	14-ago-14	212	199	10.901.000,00
DIAN	RETENCION SEPTIEMBRE 2014		1-sep-14	10-sep-14	182	173	4.060.000,00
DIAN	RETENCION OCTUBRE 2014	10	1-oct-14	10-nov-14	152	113	7.417.000,00
SHD	RETEICA SEP-OCT 2014		1-oct-14	10-nov-14	152	113	214.000,00
SHD	ICA SEP- OCT 2014		1-oct-14	10-nov-14	152	113	183.000,00
DIAN	IVA NOV- DIC 2014	6	1-ene-15	15-ene-15	62	48	25.591.000,00
SHD	ICA NOV- DIC 2014	6	1-ene-15	15-ene-15	62	48	5.319.000,00
DIAN	RETENCIÓN ENE 2015	1	1-ene-15	15-ene-15	62	48	2.910.000,00
SEGUROS									1.898.280,00
COMERCIAL COLOMBIANA LTDA	POLIZA A TODO RIESGO- FINCA EL CHAPARRILLO ALVARO C	179497	19-feb-15	19-mar-15	14	-16		1.898.280,00
GASTOS LEGALES									3.673.100,00
CAMARA DE COMERCIO	REGISTRO ESCRITURA 2412 Y 2413 CAPITALIZACIONES	P	30-dic-14	15-ene-14	63	408	3.673.100,00
SERVICIOS PUBLICOS									2.329.891,00
MOVISTAR	CONSUMO FEBRERO	EC-729313280	16-may-15	20-feb-15			2.329.891,00
OTROS SERVICIOS									5.789.435,00
SERVIMANDADOS LTDA	MENSAJERIA OCTUBRE DE 2014	3764	4-nov-14	28-nov-14	119	95	1.137.756,00
SERVIMANDADOS LTDA	MENSAJERIA NOVIEMBRE DE 2014	3794	1-dic-14	1-ene-15	92	62	1.076.112,00
SERVIMANDADOS LTDA	MENSAJERIA DICIEMBRE DE 2015	3846	6-ene-15	6-feb-15	57	27	930.816,00
SERVIMANDADOS LTDA	MENSAJERIA ENERO DE 2015	3886	4-feb-15	7-mar-15	29	-4	863.033,00

ACH COLOMBIA SA	SERVICIO PSE MES DE ENE 2015	7569	9-feb-15	11-mar-15	24	-8		1.781.718,00
INFRAESTRUCTURA											91.537.111,84
LICENCIA NEXUS	Herramienta para el análisis de vulnerabilidades interno Req. 11 PCI DSS	P	1-ago-13	13-ago-13	572	560	2.340.000,00				***
MICROSOFT	RENOVACION ANUAL		1-may-14	10-may-14	302	293	5.548.466,00
IQ INFORMATION QUALITY	PRUEBAS DE INTRUSION	CUOTA 4	15-dic-14	20-mar-14	78	343	580.000,00
IQ INFORMATION QUALITY	50% ANTICIPO CONTRATO PCI	1525	12-nov-14	18-nov-14	111	105	15.502.097,00
DATACENTER	ADECUACION CUMPLIMIENTO PCI – HARDWARE	P	1-ago-13	28-ago-13	572	545				37.018.214,84	***
DATACENTER	ADECUACION CUMPLIMIENTO PCI - SOFTWARE	P	1-ago-13	28-ago-13	572	545				20.000.000,00
MULTISOFT SAS	1 HP COMPAQ 800 G1 -CORE - MONITOR	18566	16-dic-14	16-ene-15	77	47	3.004.274,00
SPLUNK	SOPORTE ANUAL MAYO 29 DE 2014 A MAYO 28 DE 2015		16-abr-14	15-may-14	317	288	5.044.060,00
CAMARA COLOMBIANA DE COMERCIO ELECTRONICO	RENOVACION AFILIACION ANUAL	3586	17-dic-13	17-ene-14	436	406	2.500.000,00
IMPORTACIONES											90.617.445,83
CASTLES TECHNOLOGY CO	QPROX SYTECSA	130702	5-jul-13	15-ago-13	598	558	12.105.744
CASTLES TECHNOLOGY CO	BATERIAS VEGA 5000	140108	8-ene-14	8-feb-14	415	385	2.017.624,00
CASTLES TECHNOLOGY CO	TERMINALES VEGA 5000 ( DATAFONOS POS)	14062	20-jun-14	20-jul-14	253	223	1.362.861,20
CASTLES TECHNOLOGY CO	BATERIAS COIN CR2450		10-nov-14	10-dic-14	113	83	165.192,97
BLUESTAR LATIN AMERICA	IMPRESORAS FARGO -BANCO POPULAR	130702	10-ene-14	25-feb-14	413	368	76.152.342,77
VARIOS											26.025.345,99
FALCK SERVICES	DEV. ANTICIPO POR DESARROLLO NO HECHO	N/A	31-dic-12	31-dic-12	783	783	3.655.294,00
SOFIA CRISTINA CUESTAS	REINTEGRO LINEA EXIGIDA POR CLARO PARA TIENDA VIRTUAL	1027208459	6-dic-14	6-ene-15	87	57	48.444,00
SUMICORP LTDA	UTENCILIOS PAPELERIA	30417	15-ene-15	15-feb-15	48	18	145.364,00
ASOCIACION GRAFICA LTDA	HOJAS MEMBRETE MULTIPAY	15672	27-ene-15	27-feb-15	36	6	317.840,00
ASOCIACION GRAFICA LTDA	REIMPRESION TE¿ARJETAS MARIA DEL PILAR B	15671	27-ene-15	27-feb-15	36	6	37.120,00
SURTISUMICOMPUTO LTDA	DVD BLUE RAY 25GB	48212	13-feb-15	12-mar-15	20	-9	185.600,00
DELL COLOMBIA INC	SERVIDOR -PE RACK	874411	24-abr-14	24-may-14	309	279	9.630.754,84				El proveedor empieza a generar cobro de interes por mora mayor a 90 días
DELL COLOMBIA INC	INTEL TARJETAS DE RED PARA AMPLIACION DE SERVIDORES	875558	2-may-14	1-jun-14	301	272	881.528,79
DELL COLOMBIA INC	MEMORIA RAM PARA SERVIDORES –DATACENTER	877338	21-may-14	20-jun-14	282	253	9.708.695,20
DELL COLOMBIA INC	PARTES PARA ACTUALIZACION DE SERVIDOR	878239	30-may-14	29-jun-14	273	244	1.414.705,16
TOTAL GASTOS							620.774.072,82	17.700.147,00	1.898.280,00	65.401.939,84	815.031.470,66

		TRM	3-mar-15	2.522,03

											705.774.439,66
	RESUMEN DEUDAS VENCIDAS
	OBLIGACIONES FINANCIERAS	109.257.031,00
	OBLIGACIONES CON PARTICULARES	0,00
	TOTAL OBLIGACIONES VENCIDAS	109.257.031,00

	RESUMEN DEUDAS CON PROVEEDORES
	GASTOS DE PERSONAL	74.085.100,00
	HONORARIOS	103.026.016,00
	ARRENDAMIENTOS	60.364.531,00
	IMPUESTOS	246.428.183,00
	SEGUROS	1.898.280,00
	GASTOS LEGALES	3.673.100,00
	SERVICIOS PUBLICOS	2.329.891,00
	OTROS SERVICIOS	5.789.435,00
	INFRAESTRUCTURA	91.537.111,84
	IMPORTACIONES	90.617.445,83
	VARIOS	26.025.345,99
	PASIVOS POS INDEMNIZACIONES LABORALES	121.388.519
	TOTAL PROVEEDORES	827.162.959

Schedule 2.7(a)(vi)

Written Resignations of Directors and Legal Representatives

Exhibit D

Payment of Cancelled Liabilities

Payment of Cancelled Liabilities
PROVEEDOR	CONCEPTO	No. DE OBLIGACION	FECHA INICIO	FECHA FINAL	CAPITAL INICIAL	INTERES PACTADO	K + i	FECHA DE PAGO	TASA (%)	SALDO A LA FECHA CAPITAL MAS INTERESES	INTERESES	SALDO A LA FECHA CAPITAL

PARTICULARES
LOGROS FACTORING S.A.	NEGOCIACION FACT,. 485 VISA Y UTR&T	369	2013-12-28	2013-03-28	$150.000.000,00	$6.633.754,00	$156.633.754,00	26		$150.000.000,00	$0,00	$150.000.000,00

INVERLUNA Y CIA S EN C A	PRESTAMO PARA PAGO A PROVEEDORES Y NOMINA	N/A	2013-10-26	2013-12-26	$350.000.000,00	$10.561.250,01	$360.561.250,01	26	12,07	$350.000.000,00	$0,00	$350.000.000,00

TOTALES OBLIGACIONES PARTICULARES					$874.699.019,00	$36.186.506,01	$910.885.525,01			$500.000.000,00	$0,00	$500.000.000,00

ACCIONISTAS
A2S S.A.S.	PRESTAMO	N/A	2014-06-30	2019-07-02	764.156.604,47	426.341.163,40	1.190.497.767,87			$764.156.604,47	0,00	764.156.604,47

TOTALES OBLIGACIONES CON ACCIONISTAS					$764.156.604,47	$426.341.163,40	$1.190.497.767,87			$764.156.604,47	$0,00	$764.156.604,47

TOTALES OBLIGACIONES FINANCIERAS Y CON PARTICULARES					$2.384.273.179,28	$380.267.942,50	$2.690.555.658,16			$1.264.156.604,47	$0,00	$1.264.156.604,47

Schedule 7.1(c)

Payment of Cancelled Liabilities

SELLERS DISCLOSURE SCHEDULE

SHARE PURCHASE AGREEMENT

by and among

ID GLOBAL SOLUTIONS CORPORATION

And

A2S S.A.S.

LUIS ALVARO CUESTAS RINCON

ALVARO MAURICIO CUESTAS ROJAS

SOFIA CRISTINA CUESTAS ROJAS

SOFIA CRISTINA ROJAS DE CUESTAS

Dated as of March 6, 2015

This Sellers disclosure schedule (the “Sellers Disclosure Schedule”) has been prepared and delivered in connection with the Share Purchase Agreement, dated as of March 6, 2015 (the “Agreement”), by and among ID Global Solutions Corporation, a corporation organized under the laws of Delaware (“Buyer”) and A2A S.A.S., a simplified stock corporation (sociedad por acciones simplificada) (“A2S”), Luis Alvaro Cuestas Rincon (“Luis”), Alvaro Mauricio Cuestas Rojas (“Alvaro”), Sofia Cristina Cuestas Rojas (“Sofia Cristina Cuestas”), Sofia Cristina Rojas De Cuestas (“Sofia Cristina Rojas” and together with A2S, Luis, Alvaro, Sofia Cristina Cuestas, Sofia Cristina Rojas, “Sellers”, and individually, a “Seller”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

Sellers Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Agreement, and is not intended to constitute, and shall not be construed as constituting, or expanding the scope of, any representation, warranty, covenant or agreement of the Sellers. Titles and headings used herein, other than references to the Sections of the Agreement to which disclosed matters relate, shall not in any manner affect the construction of this Sellers Disclosure Schedule.

Schedule 4.5(a) – Financial Statements

[to be filed by amendment]

Schedule 4.6 (Permitted Liabilities)

Lender	Description	Obligation Number	Date	Expiration Date	Principal Amount (COP$)	Interests	Principal + Interests (COPS)	Date of Payment	Interest rate	Balance as of March 4, 2015 (Principal + Interests) (COPS)	Balance as of March 4, 2015 (Interests) (COPS)	Balance as of March 4, 2015 (Principal) (COPS)
BANCO DE BOGOTA	Mortgage-secured loan. Collateral: Mr. Alvaro Cuestas' country house in Villa de Leyva	0025501567	16/09/2014	16/09/2014	$460.000.000,00	$0,00	$460.000.000,00	16	15.47% EA / DTF +11	$587.498.585,20	$127.498.585,20	$460.000.000,00
BANCOLOMBIA	Bancolombia loan obligations restructuring 2011 and 2012	6990082086	30/12/2012-	30/12/2015	$640.176.076,00	$0,00	$640.176.076,00	5	15,11% NA - 1,26% M.V.	$266.511.466,00	$53.119.438,00	$213.392.028,00
Total					$1.100.176.076,00	$0,00	$1.100.176.076,00			$854.010.051,20	$180.618.023,20	$673.392.028,00

Schedule 4.7(a) Tax Returns

None.

Schedule 4.7(b) Tax Returns which remain open

Schedule 4.7(c) (Tax Withholdings)

Creditor	Description	Invoice No.	Issuance Date	Payment Date	Number of days in default	Tax Amount (COP$)
TAXES
DIAN	RETENCION ABRIL 2014	4	1-may-14	13-may-14	290	2.794.000,00
DIAN	RETENCION JULIO 2014	4	1-jul-14	10-jul-14	233	1.148.000,00
DIAN	RETENCION AGOSTO 2014	8	1-ago-14	14-ago-14	199	10.901.000,00
DIAN	RETENCION SEPTIEMBRE 2014	9	1-sep-14	10-sep-14	173	4.060.000,00
DIAN	RETENCION OCTUBRE 2014	10	1-oct-14	10-nov-14	113	7.417.000,00
SHD	RETEICA SEP-OCT 2014	5	1-oct-14	10-nov-14	113	214.000,00
DIAN	RETENCIÓN ENE 2015	1	1-ene-15	15-ene-15	48	2.910.000,00
TAXES PAYABLE						29.444.000,00

Schedule 4.7(h) (Payment of Taxes)

Creditor	Description	Invoice No.	Issuance Date	Payment Date	Number of days in default	Tax Amount (COP$)
TAXES
DIAN	SALDO IVA 6 BIM 212	12	12-ene-13	14-ene-13	769	2.296.000,00
DIAN	SALDO IVA 4 BIM 212	4	7-dic-12	7-dic-12	806	7.460.000,00
DIAN	IVA 2 BIM 2013	2	14-may-13	14-may-13	649	27.425.000,00
DIAN	IVA 3 BIM 2013	3	11-jul-13	11-jul-13	592	15.880.000,00
DIAN	IVA NOV- DIC 2013	6	1-ene-14	14-ene-14	409	59.589.183,00
SHD	ICA NOV- DIC 2013	6	1-ene-14	14-ene-14	409	9.843.000,00
DIAN	CREE ABRIL 2014	4	1-may-14	13-may-14	290	398.000,00
SHD	ICA SEP- OCT 2014	6	1-oct-14	10-nov-14	113	183.000,00
DIAN	IVA NOV- DIC 2014	6	1-ene-15	15-ene-15	48	25.591.000,00
SHD	ICA NOV- DIC 2014	6	1-ene-15	15-ene-15	48	5.319.000,00
DIAN SHD	INTERESES DIAN - SHD a DICIEMBRE 31 DE 2014					63.000.000,00
TAXES PAYABLE						216.984.183,00

Schedule 4.9 (Company Leases)

Nº	Lessee	Lessor	City	Address	Starting date	Monthly rent as of the staring date (COP$)	Termination Date	Renewal Conditions	Use of facilities

1	Multipay S.A.	Administración Inmobiliria Gómez Ltda	BOGOTA D.C	Av 15 No. 100- 69 .Office 607	01/04/2010	2.600.000 + administration fee	30/03/2011	Automatic Renewal, subject to the agreement on the increases of the monthly rent	Corporate Office in Bogotá

2	Multipay S.A.	Administración Inmobiliria Gómez Ltda	BOGOTA D.C	Av 15 No. 100- 69 .Office 608	01/08/2013	3.410.519 + administration fee	31/03/2014	Automatic Renewal, subject to the agreement on the increases of the monthly rent	Corporate Office in Bogotá

3*	Multipay S.A.	Diveo Data Center Ltda (Diveo)	BOGOTA D.C	Diveo data center	26/02/2010	Subject to the terms and conditions of the services orders	Subject to the term and conditions of the services orders	Automatic Renewal, subject to the term and conditions of the services orders	Equipment storage agreement

Schedule 4.10 (a) (Material Contracts)

Nº	Document Name	Description	Estimated value (COP$ unless otherwise provided)	Execution date	Term
1	Service agreement No. 150 between Servicios Postales Nacionales S.A. and Multipay S.A.	Service agreement pursuant to which Multipay leases a technological platform to support the operation of financial services.	$589.647.430	September 1, 2014	Fifteen (15) months
2	Support, maintenance and development agreement of virtual platform between Findeter and Multipay S.A. (No. 999-02-214-2013)	Service agreement pursuant to which Multipay renders support, maintenance and development services to Findeter’s mobile software.	No information available	January 24, 2014	No information available
3	Servicing agreement between Multipay S.A. and Financiera América S.A.	Service agreement by and between Multipay S.A. and Financiera América S.A. pursuant to which Multipay S.A. renders services regarding de implementation and operation of Mobile Banking services.	$15.000.000 + $2.850.000 monthly fee	October 16, 2012	Thirty six (36) months (Renewable)
4	Servicing agreement between Multipay S.A. and Financiera América S.A.	Service agreement by and between Multipay S.A. and Financiera América S.A. pursuant to which Multipay S.A. renders services regarding de implementation of Mobile Banking services.	$2.800.000	April 4, 2012	Twelve (12) months (Renewable)
5	Purchase of software license agreement between Multipay S.A. and A2S S.A.S.	Purchase of software licenses of Tranxa Software Transactional Monitor – Switch Psp and Mobile Banking and Mobile Sale softwares.	$553.000.000	December 26, 2013	N/A
6	Purchase of software license agreement between Multipay S.A. and Credibanco	Purchase of software licenses of 3 Tranxa Software Transactional Monitor – Switch Psp.	USD$153.489,60	June 15, 2012	N/A
7	Purchase of software license agreement between Multipay S.A. and Carvajal Tecnología y Servicios S.A.S.	Purchase of software licenses of CB Móviles.	USD$249.216	March 7, 2013	N/A
8	Purchase of software license agreement between Multipay S.A. and Dineromovil S.A.S.	Purchase of software licenses for Mobile Payments.	$230.000.000	May 16, 2014	N/A

Schedule 4.11 (a) (Intellectual Property)

	SOFTWARE	FILING DATE	REGISTRATION DATE	COMPANY
1	CORE PARA TERMINALES VEGA 9000 V .1	14-dic-10	11-ene-11	MULTIPOS S.A.
2	CORE PARA TERMINALES VEGA 7000 V .1	14-dic-10	11-ene-11	MULTIPOS S.A.
3	APLICACIÓN PARA RECARGA DE PRODUCTOS PREPAGO EN TERMINALIPA 280 CON TARJETAS CONTACTLESS V.1	10-dic-10	11-ene-11	MULTIPOS S.A.
4	PVL PROVEEDURIA VIRTUAL LOGISTICA V.1	10-dic-10	11-ene-11	MULTIPOS S.A.
5	APLICACIÓN PARA VENTA DE PINES EN TERMINALES CASTLES VEGA 7000	10-dic-10	11-ene-11	MULTIPOS S.A.
6	APLICACIÓN PARA LOTERIAS JUEGOS Y VENTAS	10-dic-10	11-ene-11	MULTIPOS S.A.
7	APLICACIÓN PARA CONTROL DE ACCESO (TERMINAL Y WEB) CON TARJETAS MIFARE V.1	10-dic-10	11-ene-11	MULTIPOS S.A.
8	APLICACIÓN PARA LA GESTION DE INFRACCIONES DE TRANSITO ENLA TERMINAL IPA 280 V.1	10-dic-10	11-ene-11	MULTIPOS S.A.
9	SOLUCION PSP KIOSKO V.1	13-dic-10	11-ene-11	MULTIPOS S.A.
10	SOFTWARE PARA BANCARIZACION V.1	13-dic-10	11-ene-11	MULTIPOS S.A.
11	SOFTWARE PARA INSERCION DE LLAVES PARA TERMINALES CASTLE V.1	13-dic-10	11-ene-11	MULTIPOS S.A.
12	PASARELA DE PAGOS VIRTUALES V 2.0	26-jul-10	10-ago-10	MULTIPAY S.A.
13	PREPAGO VIRTUAL	24-ene-11	03-feb-11	MULTIPAY S.A.
14	PSP RECAUDO VIRTUAL VERSION 1.0.0	24-ene-11	03-feb-11	MULTIPAY S.A.
15	PAGOS MOVILES	10-dic-10	11-ene-11	MULTIPAY S.A.
16	TRX MONITOR POS MONITOR	10-dic-10	11-ene-11	MULTIPAY S.A.
17	SWITCH TRANSACCIONAL	10-dic-10	11-ene-11	MULTIPAY S.A.
18	ALERTAS	10-dic-10	11-ene-11	MULTIPAY S.A.
19	PAGO EVENTOS	10-dic-10	11-ene-11	MULTIPAY S.A.
20	SOLUCIONES FINANCIERAS MOVILESW MULTIPAY BANCA MOVIL Y CORRESPONSAL BANCARIO MOVIL	21-feb-13	01-abr-13	MULTIPAY S.A.
21	GIROS VERSION 1.0.0	27-dic-13	12-feb-14	MULTIPAY S.A.
22	TRX MONITOR POS MONITOR VERSION 2.0.0	27-dic-13	12-feb-14	MULTIPAY S.A.
23	PASARELA DE PAGOS VIRTUALES V 3.0	27-dic-13	12-feb-14	MULTIPAY S.A.
24	PSP RECAUDO VIRTUAL VERSION 3.0.0	27-dic-13	12-feb-14	MULTIPAY S.A.
25	CORE PARA TERMINALES VEGA 5000	27-dic-13	12-feb-14	MULTIPAY S.A.
26	APLICACIÓN VENTA MOVIL VERSION 1.0.0	27-dic-13	12-feb-14	MULTIPAY S.A.
27	APLICACIÓN VENTA DE TIQUETES POR POS VERSION 1.0.0	27-dic-13	12-feb-14	MULTIPAY S.A.
28	SOLUCIONES FINANCIERAS CORRESPONSAL BANCARIO MULTIBANCA	27-dic-13	12-feb-14	MULTIPAY S.A.

Schedule 4.12 (Actions)

None

Schedule 4.13(Costumers)

[omitted as confidential]

Schedule 4.15 (Compliance with Laws)

None

Schedule 4.16 (Absence of Certain Developments)

None

Schedule 4.18 (a) (Labor Matters)

[omitted as confidential]

Schedule 4.18 (e) (Compliance with Labor Matters)

None

Schedule 4.19 (Insurance)

No.	Number	Insurance name	Coverage // Object	Covered Risk	Broker and Insurer data	Insured party	Beneficiary	Total Coverage (COP$)	Issuance Date	Expiration Date	Premium (VAT included) (COP$)
1	21461	SOLUCIONES PYME RSA	Bogotá: Av. 15 No. 100-69	Fire Risk Transportation Electronic Equipment Theft with violence, Global and commercial management Liability	Broker: Comercial Colombiana Ltda. Insurer: Royal Sun Alliance	Multipay S.A	Multipay S.A	$651.000.001	06/02/2015	06/02/2016	$2.314.314

Exhibit A

Closing Certificate of the Sellers

CLOSING CERTIFICATE OF THE SELLERS

Closing Date:_______________

Reference is hereby made to that certain Share Purchase Agreement (the “Agreement”), dated as of the date hereof, entered by and among A2S S.A.S., Luis Álvaro Cuestas Rincón, Álvaro Mauricio Cuestas Rojas, Sofia Cristina Cuestas Rojas, Sofia Cristina Rojas de Cuestas (altogether, the “Sellers”) and ID Global Solutions Corporation (the “Buyer”). Capitalized terms used but no defined herein shall have the meaning set forth in the Agreement.

The undersigned certify that they are authorized to execute and deliver this certificate pursuant to Section 7.01(d) of the Agreement, and further certify that (i) the representations and warranties set forth in Article III and Article IV of the Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such specified date), (ii) each Seller shall have performed and complied in all material respects with all of the undertakings and obligations required by the Agreement to be performed or complied with by such Seller prior to or on the Closing Date, and (iii) the Sellers shall have caused the Company to transfer out or pay the Cancelled Liabilities.

[Signature Page Follows]

IN WITNESS WHEREOF, this Closing Certificate of the Sellers has been duly executed and delivered by the Sellers, as of the date first above written.

SELLERS

A2S S.A.S.
By: [●]
Title: Legal Representative

Luis Álvaro Cuestas Rincón

Álvaro Mauricio Cuestas Rojas

Sofia Cristina Cuestas Rojas

Sofia Cristina Rojas de Cuestas

Exhibit B

Closing Certificate of the Buyers

CLOSING CERTIFICATE OF THE BUYER

March 5, 2015

Reference is hereby made to that certain Share Purchase Agreement (the “Agreement”), dated as of the date hereof, entered by and among A2S S.A.S., Luis Álvaro Cuestas Rincón, Álvaro Mauricio Cuestas Rojas, Sofia Cristina Cuestas Rojas, Sofia Cristina Rojas de Cuestas (altogether, the “Sellers”) and ID Global Solutions Corporation (the “Buyer”). Capitalized terms used but no defined herein shall have the meaning set forth in the Agreement.

The undersigned certifies that he is a duly appointed Legal Representative of the Buyer, and that, as such, is authorized to execute and deliver this certificate pursuant to Section 7.02(c) of the Agreement in the name and on behalf of the Buyer, and further certifies that (i) the representations and warranties of Buyer set forth in Article V of the Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such specified date), and (ii) the Buyer shall have performed and complied in all material respects with all of the undertakings and agreements required by the Agreement to be performed or complied with by Buyer prior to or on the Closing Date.

[Signature Page Follows]

IN WITNESS WHEREOF, this Closing Certificate of the Buyer has been duly executed and delivered by the Buyer’s Legal Representative, duly authorized by the Buyer, as of the date first above written.

BUYER

ID GLOBAL SOLUTIONS CORPORATION
By: [●]
Title: Legal Representative

Exhibit C

Bylaws

Acta No. 9

Asamblea Extraordinaria de Accionistas

A2S S.A.S.

NIT. 900.517.811-1

En Bogotá, D.C. a los dos (02) días del mes de marzo del año Dos mil quince (2015) siendo las 7:00 a.m. se reunieron en las instalaciones de A2S S.A.S., en la avenida carrera 15 No. 100-69 oficina 607, sin mediar previa convocatoria por hallarse representada la totalidad de las cuotas sociales, de acuerdo con lo establecido en el artículo 182 del Código de Comercio.

Accionista	Representado Por	Acciones	Participación %
LUIS ALVARO CUESTAS RINCON	El mismo	137,475,000	62%
SOFIA CRISTINA CUESTAS ROJAS	El mismo	41,975,000	19%
ALVARO MAURICIO CUESTAS ROJAS	El mismo	41,975,000	19%
Suma		221,425,000	100%

A continuación la asamblea aprobó el siguiente orden del día:

Orden del día:

Verificación del quórum.

Elección de Presidente y Secretario de la reunión.

Aprobación Proyecto Venta de Acciones.

Lectura y aprobación del Acta de la reunión.

1. Verificación de quórum.

El Presidente, informó que se encontraban representadas en esta reunión 221.425.000 acciones de un total de 221.425.000 que integran el capital suscrito y pagado de la compañía, y que, en consecuencia los presentes podían constituirse en asamblea con capacidad para deliberar y tomar decisiones. Del total de acciones representadas en la asamblea, las 221.425.000 correspondieron a accionistas presentes en la asamblea.

2. Elección de Presidente y secretario de la asamblea.

Por unanimidad fueron elegidos el señor Luis Alvaro Cuestas, como presidente y al señor Alvaro Mauricio Cuestas Rojas como secretario.

3. Aprobación Proyecto de Venta de Acciones.

El presidente de la reunión, solicita a autorización a la asamblea General de Accionistas para vender el ciento por ciento de las acciones que la sociedad posee en la compañía Multipay S.A., las cuales equivalen a ciento treinta y tres mil cien (133.100) acciones de valor unitario de veinte mil ($20.000) pesos moneda legal cada una, representativas del 80.29% del capital social de la sociedad, a la empresa ID GLOBAL SOLUTIONS CORPORATION, de Estados Unidos conforme a los términos establecidos en el borrador de contrato de compraventa que se anexa.

Acto seguido, el Presidente dio lectura al proyecto de venta de acciones, para lo cual fue presentada la siguiente proposición:

La Asamblea de Accionistas de A2S S.A.S., en ejercicio de sus funciones legales y estatutarias, acuerda vender las ciento treinta y tres mil cien (133.100) acciones de valor unitario veinte mil ($20.000) pesos moneda legal cada una que la sociedad posee en la sociedad Multipay S.A. a la empresa ID GLOBAL SOLUTIONS CORPORATION, de Estados Unidos conforme a los términos establecidos en el borrador de contrato de compraventa que se presentó.

Propuesta que fue aprobada por el 100% de los asistentes que representan el 100% de las acciones.

4. Lectura y aprobación del acta de la reunión.

El Secretario dio lectura a la presente acta, la cual fue aprobada por los presentes.

Habiéndose agotado el orden del día y no habiendo otro asunto que tratar, el Presidente de la asamblea levantó la sesión siendo la 8:00 a.m.

Luis Alvaro Cuestas, presidente.	Firma:

Alvaro Mauricio Cuestas, secretario.	Firma:

Exhibit D

Payment of Cancelled Liabilities

Payment of Cancelled Liabilities
PROVEEDOR	CONCEPTO	No. DE OBLIGACION	FECHA INICIO	FECHA FINAL	CAPITAL INICIAL	INTERES PACTADO	K + i	FECHA DE PAGO	TASA (%)	SALDO A LA FECHA CAPITAL MAS INTERESES	INTERESES	SALDO A LA FECHA CAPITAL

PARTICULARES
LOGROS FACTORING S.A.	NEGOCIACION FACT,. 485 VISA Y UTR&T	369	2013-12-28	2013-03-28	$150.000.000,00	$6.633.754,00	$156.633.754,00	26		$150.000.000,00	$0,00	$150.000.000,00

INVERLUNA Y CIA S EN C A	PRESTAMO PARA PAGO A PROVEEDORES Y NOMINA	N/A	2013-10-26	2013-12-26	$350.000.000,00	$10.561.250,01	$360.561.250,01	26	12,07	$350.000.000,00	$0,00	$350.000.000,00

TOTALES OBLIGACIONES PARTICULARES					$874.699.019,00	$36.186.506,01	$910.885.525,01			$500.000.000,00	$0,00	$500.000.000,00

ACCIONISTAS
A2S S.A.S.	PRESTAMO	N/A	2014-06-30	2019-07-02	764.156.604,47	426.341.163,40	1.190.497.767,87			$764.156.604,47	0,00	764.156.604,47

TOTALES OBLIGACIONES CON ACCIONISTAS					$764.156.604,47	$426.341.163,40	$1.190.497.767,87			$764.156.604,47	$0,00	$764.156.604,47

TOTALES OBLIGACIONES FINANCIERAS Y CON PARTICULARES					$2.384.273.179,28	$380.267.942,50	$2.690.555.658,16			$1.264.156.604,47	$0,00	$1.264.156.604,47